UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Euronet Worldwide, Inc.

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EURONET WORLDWIDE, INC.
3500 COLLEGE BOULEVARD
LEAWOOD, KANSAS 66211
913-327-4200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2011

Euronet Worldwide, Inc., a Delaware corporation (“Euronet,” the “Company,” “we” or “us”), will hold the Annual Meeting of our Stockholders on Wednesday, May 18, 2011 at 2:00 p.m. (Central time) at Euronet’s corporate headquarters at 3500 College Boulevard, Leawood, Kansas 66211, USA, to consider and vote upon the following matters:

1. Election of the Company’s two nominees for Director, each to serve a three-year term expiring upon the 2014 Annual Meeting of Stockholders or until a successor is duly elected and qualified;

2. Approval of an amendment to the Euronet Employee Stock Purchase Plan (“ESPP”);

3. Re-approval of the Euronet Executive Annual Incentive Plan;

4. Ratification of the appointment of KPMG LLP as Euronet’s independent registered public accounting firm for the year ending December 31, 2011;

5. Advisory vote on executive compensation;

6. Advisory vote on the frequency of an advisory vote on executive compensation; and

7. Consideration of such other business as may properly come before the meeting or any adjournment of the meeting.

Our Board of Directors has fixed the close of business on March 31, 2011, as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment of the meeting.

All Stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to promptly vote and submit your proxy by telephone or internet or by marking, signing, dating and returning the enclosed proxy in the postage prepaid envelope provided for that purpose. Any Stockholder attending the meeting may vote in person even if he or she returned a proxy.

By Order of the Board,

Jeffrey B. Newman
Executive Vice President,
General Counsel and Secretary

April 12, 2011

EURONET WORLDWIDE, INC.
3500 COLLEGE BOULEVARD
LEAWOOD, KANSAS 66211
913-327-4200

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2011

DATE, TIME AND PLACE OF MEETING

Euronet Worldwide, Inc. (“Euronet,” the “Company,” “we” or “us”) is furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors (the “Board”), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 18, 2011, at 2:00 p.m. (Central time), at Euronet’s corporate headquarters at 3500 College Boulevard, Leawood, Kansas 66211, USA, and at any adjournment of the meeting (the “Annual Meeting”).

Record Date; Quorum; Shares Outstanding

Stockholders at the close of business on March 31, 2011 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. The Stockholders will be entitled to one vote for each share of common stock, par value $0.02 per share (the “Common Stock”), held of record at the close of business on the Record Date. To take action at the Annual Meeting, a quorum composed of holders of one-third of the shares of Common Stock outstanding must be represented by proxy or in person at the Annual Meeting. On March 31, 2011, there were 51,184,236 shares of Common Stock outstanding. No shares of preferred stock are outstanding.

Date of Mailing

We are first sending this proxy statement, the accompanying proxy and our annual report for the year ended December 31, 2010 (the “Annual Report”) to Stockholders on or about April 13, 2011.

REVOCABILITY OF PROXIES

Shares of Common Stock represented by valid proxies that we receive at any time up to and including the day of the Annual Meeting will be voted as specified in such proxies. Any Stockholder giving a proxy has the right to revoke it at any time before it is exercised by attending the Annual Meeting and voting in person or by filing with Euronet’s Secretary an instrument of revocation or a duly executed proxy bearing a later date.

VOTING AND SOLICITATION

Each share of Common Stock issued and outstanding as of the Record Date will have one vote on each of the matters presented herein. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. To vote by mail, please complete the accompanying proxy card and return it to us as instructed in the proxy card. To vote using the telephone or electronically through the Internet, please refer to the instructions included with the proxy card. We will treat shares that are voted “For,” “Against” or “Withheld From” a matter as being present at the meeting for purposes of establishing a quorum. We will treat abstentions and broker non-votes also as shares that are present and entitled to be voted for purposes of determining the presence of a quorum.

Election of Directors

In an uncontested election, a Director nominee must be elected by a majority of the votes cast, in person or by proxy, regarding the election of that Director nominee. A “majority of the votes cast” for the purposes of Director elections means that the number of votes cast “For” a Director nominee’s election exceeds the number of votes cast as “Withheld From” for that particular Director nominee. If an incumbent Director is not re-elected in an uncontested election and no successor is elected at the same meeting, the Director must submit an offer to resign.

In a contested election, which occurs when the number of Director nominees exceeds the number of open seats on the Board at any time before the meeting, Director nominees will be elected by a plurality of the shares represented at the meeting. A “plurality” means that the open seats on the Board will be filled by those

Director nominees who received the most affirmative votes, regardless of whether those Director nominees received a majority of the votes cast with respect to their election.

At the Annual Meeting, the election of Directors is considered to be uncontested because we have not been notified of any other nominees as required by our Amended and Restated Bylaws (“Bylaws”). To be elected, each Director nominee must receive a majority of votes cast regarding that nominee. Abstentions will have no effect on the election of Directors.

Other Matters

All other matters will be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such matters. Under Delaware law, abstentions are not considered votes cast and will have no effect on whether a matter is approved.

Broker Non-Votes

On certain routine matters, such as the ratification of the appointment of KPMG as our independent registered public accounting firm, if you do not provide instructions on how you wish to vote, your broker will be allowed to exercise discretion and vote on your behalf. Your broker is prohibited, however, from voting on other non-routine matters, such as the election of Directors. Broker “non-votes” will occur when a broker does not receive voting instructions from a Stockholder on a non-routine matter or if the broker otherwise does not vote on behalf of the Stockholder. Broker non-votes will not count in determining the number of votes cast with respect to the election of Directors or a proposal that requires a majority of votes cast and, therefore, will not affect the outcome of the election of Directors or the voting on such a proposal.

PERSONS MAKING THE SOLICITATION

Euronet is making all the solicitations in this proxy statement. We will bear the entire cost of this solicitation of proxies. Our Directors, officers, and employees, without additional remuneration, may solicit proxies by mail, telephone and personal interviews. We will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials to their principals.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2011

This proxy statement and our annual report to Stockholders for the year ended December 31, 2010 (which includes our annual report on Form 10-K) are available to you at www.edocumentview.com/EEFT.

WE WILL FURNISH ADDITIONAL COPIES OF THE ANNUAL REPORT TO STOCKHOLDERS, EXCLUDING EXHIBITS, WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO OUR GENERAL COUNSEL AND SECRETARY, JEFFREY B. NEWMAN, AT OUR ADDRESS SET FORTH HEREIN. WE WILL FURNISH EXHIBITS TO THE ANNUAL REPORT TO STOCKHOLDERS UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

BENEFICIAL OWNERSHIP OF COMMON STOCK

As of the close of business on February 28, 2011, we had 51,124,382 shares of Common Stock issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of February 28, 2011, by: (i) each Euronet Director, nominee for Director and executive officer named in the summary compensation table, (ii) all Euronet Directors, nominees for Director and executive officers as a group, and (iii) each Stockholder known by Euronet beneficially to own more than 5% of our Common Stock.

	Beneficial Ownership
	Number of	Percent of
Stockholder	Shares(1)	Outstanding

Directors and Named Executive Officers
Michael J. Brown(2)	2,896,183	5.6%
3500 College Boulevard
Leawood, KS 66211
Rick L. Weller(3)	303,771	*
Kevin J. Caponecchi(4)	113,879	*
Thomas A. McDonnell(5)	66,237	*
M. Jeannine Strandjord(6)	58,556	*
Dr. Andrzej Olechowski(7)	54,591	*
Andrew B. Schmitt(8)	50,506	*
Paul S. Althasen	34,864	*
Eriberto R. Scocimara	22,303	*
Nikos Fountas(9)	11,904	*
Charles T. Piper	337	*
All Directors, Nominees for Director and Executive Officers as a Group (13 persons) (10)	3,756,922	7.2%
Five Percent Holders:
Waddell & Reed Financial, Inc.(11)	4,579,175	9.0%
6300 Lamar Avenue
Overland Park, KS 66202
The Guardian Life Insurance Company of America(12)	4,576,636	9.0%
388 Market Street, Suite 1700
San Francisco, CA 94111
FMR LLC(13)	3,355,583	6.6%
82 Devonshire Street
Boston, MA 02109
BlackRock, Inc.(14)	2,766,977	5.4%
55 East 52nd St.
New York, NY 10055

*	The percentage of shares of Common Stock beneficially owned does not exceed one percent of the outstanding shares of Common Stock.

(1)	Calculation of percentage of beneficial ownership includes the assumed exercise of options to purchase Common Stock by only the respective named Stockholder that are vested or that will vest within 60 days of February 28, 2011 and any restricted stock units owned by such person that will vest within 60 days of February 28, 2011.

(2)	Includes: (i) 325,202 shares of Common Stock issuable pursuant to options currently exercisable and/or options and restricted stock units that will vest within 60 days of February 28, 2011, (ii) 34,000 shares of Common Stock held by Mr. Brown’s wife, and (iii) 206,000 shares of Common Stock held by Mr. Brown’s wife as guardian for their children.

(3)	Includes 276,694 shares of Common Stock issuable pursuant to options currently exercisable and/or options and restricted stock units that will vest within 60 days of February 28, 2011.

(4)	Includes 96,789 shares of Common Stock issuable pursuant to options currently exercisable and/or options and restricted stock units that will vest within 60 days of February 28, 2011.

(5)	Includes 40,000 shares of Common Stock issuable pursuant to options currently exercisable and/or options and restricted stock units that will vest within 60 days of February 28, 2011. Thomas A. McDonnell is also the President and Chief Executive Officer of DST Systems, Inc., which beneficially owns 1,884,597 shares of Common Stock, however, Mr. McDonnell disclaims ownership of these shares.

(6)	Includes: (i) 40,000 shares of Common Stock issuable pursuant to options currently exercisable and/or options and restricted stock units that will vest within 60 days of February 28, 2011, and (ii) 2,000 shares held in Ms. Strandjord’s individual retirement account.

(7)	Includes 20,000 shares of Common Stock issuable pursuant to options currently exercisable and/or options and restricted stock units that will vest within 60 days of February 28, 2011.

(8)	Includes 20,000 shares of Common Stock issuable pursuant to options currently exercisable and/or options and restricted stock units that will vest within 60 days of February 28, 2011.

(9)	Includes 3,000 shares of Common Stock issuable pursuant to options currently exercisable and/or options and restricted stock units that will vest within 60 days of February 28, 2011.

(10)	Includes 902,936 shares of Common Stock issuable pursuant to options currently exercisable and/or options and restricted stock units that will vest within 60 days of February 28, 2011.

(11)	This information was supplied on Schedule 13G/A filed with the Securities and Exchange Commission (the “SEC”) on February 8, 2011. These shares are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company, an investment subsidiary of Waddell & Reed Financial, Inc. or Waddell & Reed Investment Management Company, an investment advisory subsidiary of Waddell & Reed, Inc. Waddell & Reed, Inc. is a subsidiary of Waddell & Reed Financial Services, Inc. Waddell & Reed Financial Services, Inc. is a subsidiary of Waddell & Reed Financial, Inc. Ivy Investment Management Company has sole voting and dispositive power with respect to 1,449,000 shares. Waddell & Reed Investment Management Company has sole voting and dispositive power with respect to 3,130,175 shares. Waddell & Reed, Inc. and Waddell & Reed Financial Services, Inc. may be deemed to have sole voting and dispositive power with respect to 3,130,175 shares due to their direct and indirect ownership of Waddell & Reed Investment Management Company. Waddell & Reed Financial, Inc. may be deemed to have sole voting and dispositive power with respect to 4,579,175 shares due to its direct ownership of Ivy Management Company and its indirect ownership of Waddell & Reed Investment Management Company.

(12)	This information was supplied on Schedule 13G/A filed with the SEC on February 9, 2011 by The Guardian Life Insurance Company of America, Guardian Investor Services LLC, RS Investment Management Co. LLC and RS Partners Fund. The Guardian Life Insurance Company of America, Guardian Investor Services LLC and RS Investment Management Co. LLC have shared voting and shared dispositive power over 4,576,636 shares. RS Partners Fund has shared voting and shared dispositive power over 2,633,804 shares.

(13)	This information was supplied on Schedule 13G filed with the SEC on February 14, 2011. FMR LLC has sole voting and dispositive power over 3,355,583 shares.

(14)	This information was supplied on Schedule 13G/A filed with the SEC on February 4, 2011. BlackRock, Inc. has sole voting and dispositive power over 2,766,977 shares.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Directors are as follows:

Name	Age	Position	Term Expires

Michael J. Brown	54	Chairman, Chief Executive Officer and Class I Director	2013
Andrew B. Schmitt(1)(2)(3)	62	Class I Director	2013
M. Jeannine Strandjord(1)(2)(3)(4)	65	Class I Director	2013
Dr. Andrzej Olechowski*(2)(3)	64	Class II Director	2011
Eriberto R. Scocimara*(1)(2)(3)	75	Class II Director	2011
Paul S. Althasen	46	Executive Vice President and Class III Director	2012
Thomas A. McDonnell(1)(2)(3)	65	Class III Director	2012

*	Nominated for election at this Annual Meeting.

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating & Corporate Governance Committee.

(4)	Lead Independent Director.

Classified Board

We currently have seven Directors divided among three classes as follows:

Class I — Michael J. Brown, Andrew B. Schmitt and M. Jeannine Strandjord;

Class II — Dr. Andrzej Olechowski and Eriberto R. Scocimara; and

Class III — Paul S. Althasen and Thomas A. McDonnell.

Messrs. Althasen and Brown are management Directors. The Board has determined that the five remaining Directors are independent Directors as defined in the listing standards for The Nasdaq Stock Market LLC.

Two Class II Directors are to be elected at the Annual Meeting for three-year terms ending at the Annual Meeting of Stockholders in 2014. The Board has nominated Dr. Andrzej Olechowski and Eriberto R. Scocimara for election as Class II Directors. Unless otherwise instructed, each signed and returned proxy will be voted for Messrs. Olechowski and Scocimara. Messrs. Olechowski and Scocimara have consented to serve as Directors of Euronet. If either of Messrs. Olechowski or Scocimara is unable or subsequently declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any alternative nominee who shall be designated by the present Board to fill the vacancy. We are not aware of any reason why Messrs. Olechowski or Scocimara will be unable or will decline to serve as a Director.

Nominees for Election at the Annual Meeting

The following is a brief description of the business experience of each nominee for Director, each of whom has served on our Board for at least five years, and a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should continue to serve as a Director for the Company, in light of the Company’s business and structure.

DR. ANDRZEJ OLECHOWSKI has served on our Board since May 2002. He previously served as a Director of Euronet from its incorporation in December 1996 until May 2000. From 2005 to 2009, Dr. Olechowski was the President of Conseil DG, a Polish consulting company. From 1995 until 2008, Dr. Olechowski served as a Senior Advisor for Central Europe Trust, Poland, a consulting firm. He has held several senior positions with the Polish government: from 1993 to 1995, he was Minister of Foreign Affairs and in 1992 he was Minister of Finance. From 1992 to 1993, and again in 1995, he served as economic advisor to President Lech Walesa. From 1991 to 1992, he was Secretary of State in the Ministry of Foreign Economic Relations and from 1989 to 1991 he was Deputy Governor of the National Bank of Poland. From May 1998 to June 2000, Dr. Olechowski served as the Chairman of Bank Handlowy w Warszavie SA (Poland). Until April 2009, Dr. Olechowski sat on the Supervisory Board of Vivendi (France) and currently sits on the Supervisory Boards of Bank Handlowy w Warszavie SA (Poland) and MCI Management SA (Poland), and the boards of various charitable and educational foundations. He received a Ph.D. in Economics in 1979 from the Central School of Planning and Statistics in Warsaw.

In selecting Mr. Olechowski as a nominee for Director, the Board considered his considerable stature in Polish government and business, his extensive business connections in and knowledge of the banking industry in Poland and Central Europe (which have historically been among the Company’s most important markets in the electronic funds transfer division), as well as his experience as a consultant and member of other boards with respect to the strategic and market factors affecting the Company’s business.

ERIBERTO R. SCOCIMARA has been a Director of Euronet since its incorporation in December 1996 and previously served on the boards of Euronet’s predecessor companies. Since April 1994, Mr. Scocimara has served as President and Chief Executive Officer of the Hungarian-American Enterprise Fund (“HAEF”), a private company that is funded by the U.S. government and invests in Hungary. Since 1984, Mr. Scocimara has also been the President of Scocimara & Company, Inc., an investment management company. Mr. Scocimara is currently a director of HAEF, American Reprographics Company (ARP) and several privately owned companies. He is the chairman of the audit committee of ARP. He was a member of the board of Roper Industries until June 2006 and was the chairman of the audit committee of Roper Industries until February 2006. He has a Licence de Science Economique from the University of St. Gallen, Switzerland, and an M.B.A. from Harvard University.

In selecting Mr. Scocimara as a nominee for Director, the Board considered his extensive financial and business experience acquired through his participation on other boards and committees and management of a Central European investment fund. These qualities as well as his broad range of business contacts and knowledge of Central Europe are considered particularly valuable by the Board. In nominating Mr. Scocimara for election, the Board considered the Nominating and Corporate Governance Committee’s guidelines with respect to age and determined that Mr. Scocimara should be nominated for election. A more detailed discussion of the applicable guidelines and the Board’s determination can be found in the section of this proxy statement entitled “Meetings and Committees of the Board of Directors”.

Other Directors

The following is a brief description of the business experience of each of our other Directors whose terms of office will extend beyond 2011, and a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the other Directors are qualified for service as a Director for the Company, in light of the Company’s business and structure. All of these Directors have served on our Board for at least five years.

MICHAEL J. BROWN is one of the founders of Euronet and has served as our Chairman of the Board and Chief Executive Officer since 1996 and served as our President from December 11, 2006 to June 11, 2007. He also founded our predecessor in 1994 with Daniel R. Henry, our former President and Chief Operating Officer. Mr. Brown has been a Director of Euronet since our incorporation in December 1996 and previously served on the boards of Euronet’s predecessor companies. In 1979, Mr. Brown founded Innovative Software, Inc., a computer software company that was merged in 1988 with Informix. Mr. Brown served as President and Chief Operating Officer of Informix from February 1988 to January 1989. He served as President of the Workstation Products Division of Informix from January 1989 until April 1990. In 1993, Mr. Brown was a founding investor of Visual Tools, Inc. Visual Tools, Inc. was acquired by Sybase Software in 1996. Mr. Brown is currently a director of Blue Valley Ban Corp. and Nexxus Lighting, Inc. Mr. Brown

received a B.S. in electrical engineering from the University of Missouri — Columbia in 1979 and a M.S. in molecular and cellular biology at the University of Missouri-Kansas City in 1997.

The Board particularly values Mr. Brown’s deep commitment to the success of the Company (demonstrated in particular by his long-term stock holdings), his extensive experience as the founder of the Company and the initiator of each of the business lines of the Company, and the strategic, business and financial skills and knowledge he brings to his position as Director. Through his management of the Company since its inception, Mr. Brown has acquired a unique knowledge of the financial transaction processing industry in the markets in which the Company operates.

ANDREW B. SCHMITT has served on our Board since September 24, 2003. Mr. Schmitt has served as President and Chief Executive Officer of Layne Christensen Company since October 1993. For approximately two years prior to joining Layne Christensen Company, Mr. Schmitt was a partner in two privately owned hydrostatic pump and motor manufacturing companies and an oil and gas service company. He served as President of the Tri-State Oil Tools Division of Baker Hughes Incorporated from February 1988 to October 1991. Mr. Schmitt serves on the board of directors of Layne Christensen Company, as well as the boards of its subsidiaries and affiliates. Mr. Schmitt holds a bachelor of science degree from the University of Alabama School of Commerce and Business.

Mr. Schmitt has extensive financial, business and management experience and skills, including in particular valuable knowledge and experience acquired from managing an international business that, like the Company, operates in many developing markets.

M. JEANNINE STRANDJORD, CPA, has over 40 years of financial management experience and was employed in three different and diverse industries after starting in public accounting on the audit staff of Ernst and Whinney in 1968. For 20 years, beginning in 1985, she held several senior financial and related senior management roles at Sprint Corporation. She managed the successful transformation and restructuring of Sprint as Chief Integration Officer from 2003 until 2005 when she retired. She was Senior Vice President and Chief Financial Officer of Global Solutions, a $9 billion division, from 1998 until 2003 and was Controller and then Treasurer for Sprint Corporation from 1986 to 1998. Ms. Strandjord is currently a director of the following public companies: American Century Mutual Funds (for six registered investment companies) since 1994, where she chairs the Compliance and Shareholder Relations Committee and is a member of the Executive Committee and Performance Committee; and DST Systems, Inc. since 1996, where she chairs the Compensation Committee and sits on the Audit Committee and Governance and Nominating Committee. Ms. Strandjord is also a director for various private and not-for-profit charitable organizations. She was a trustee for Rockhurst University for nine years and is currently on the Heartland Board of the National Association for Corporate Directors which she chaired for two years, and in 2011 joined the Board and Audit Committee of the Greater Kansas City Community Foundation. Ms. Strandjord has been a director of the Company since 2001 and is currently the Chairman of the Audit Committee and sits on the Compensation Committee and Nominating & Corporate Governance Committee and was named Lead Independent Director in 2010.

Ms. Strandjord has valuable experience on the boards of various other public companies, as well as an extensive background in finance, corporate governance, restructuring, talent management, and compensation and benefits.

PAUL S. ALTHASEN has served on our Board since May 2003. Mr. Althasen currently serves as Executive Vice President of Euronet. He joined Euronet in February 2003 in connection with Euronet’s acquisition of e-pay Limited, a UK company. Mr. Althasen is a co-founder and former CEO and Co-Managing Director of e-pay, and he was responsible for the strategic direction of e-pay since its formation in 1999. From 1989 to 1999, Mr. Althasen was a co-founder and Managing Director of MPC Mobile Phone Center, a franchised retailer of cellular phones in the UK. Previously, Mr. Althasen worked for Chemical Bank in London where he traded financial securities. Mr. Althasen has a B.A. (Honors) degree in business studies from the City of London Business School.

The Board considers as particularly valuable Mr. Althasen’s broad first-hand knowledge and experience in the prepaid payments industry in Western Europe and especially in the UK, which is one of the Company’s largest prepaid markets.

THOMAS A. MCDONNELL has been a Director of Euronet since its incorporation in December 1996 and he previously served on the boards of Euronet’s predecessor companies. Since October 1984, he has served as Chief Executive Officer of DST Systems, Inc., a stockholder of Euronet. From 1973 to September 1995, he served as Treasurer of DST Systems, Inc. Mr. McDonnell is currently a director of DST Systems, Inc. and Kansas City Southern, where he is a member of the audit committee. Mr. McDonnell has a B.S. in Accounting from Rockhurst College and an M.B.A. from the Wharton School of Finance.

Through many years of experience in management of a public company in the transaction processing industry and participation on other company boards, Mr. McDonnell has acquired extensive financial, accounting and management experience and substantive business knowledge. These qualities, as well as the knowledge of the Company’s business gained from his participation on the Board since the Company’s inception, are considered particularly valuable by the Board.

Required Vote and Board Recommendation

Election of the Company’s two nominees for Director requires each Director nominee to receive the affirmative vote of a majority of the votes cast in person or represented by proxy at the Annual Meeting, regarding the election of such Director nominee.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF DR. ANDRZEJ OLECHOWSKI AND ERIBERTO R. SCOCIMARA AS CLASS II DIRECTORS OF EURONET.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE EURONET EMPLOYEE STOCK PURCHASE PLAN

Our Board has adopted, subject to the approval of our Stockholders, an amendment to the Euronet Employee Stock Purchase Plan (“ESPP”), which is summarized below. A copy of the ESPP, as proposed to be amended, is attached as Appendix 1 to this proxy statement. The following description of the material features of the ESPP, as proposed to be amended, is qualified in its entirety by reference to the provisions of the ESPP set forth in Appendix 1.

Summary of the Proposed Amendment

We are asking the Stockholders to approve the following amendment to the ESPP:

•	Increase in Number of Shares Available for Issuance. We are proposing to increase the number of shares of Common Stock that are available for issuance under the ESPP from 500,000 to 1,000,000. As of March 31, 2011, 85,859 shares remained available for issuance in connection with purchases under the ESPP.

Description of ESPP

General

The ESPP was adopted by the Board of Directors and approved by our stockholders in 2003. The ESPP allows eligible employees of Euronet and its designated subsidiaries to purchase, through payroll deductions shares of Euronet Common Stock. The ESPP is designed to retain and motivate the employees of Euronet and its designated subsidiaries by encouraging them to acquire ownership in Euronet.

The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the United States Internal Revenue Code, as amended (“Section 423”), which allows an employee to defer recognition of taxes when purchasing common shares under such a purchase plan. The ESPP also permits us to adopt sub-plans for subsidiaries or locations that are designed to be outside the scope of Section 423 (“Nonqualified Sub-plans”).

Offering Periods and Purchase Dates

Under the Purchase Plan, four quarterly offerings (or such other number as is determined by a Committee established by the Board to administer the ESPP (each an “Offering”) of the Common Stock will be made each year. Generally, each offering period is of three months’ duration beginning January 1, April 1, July 1 and October 1 of each year.

Participation

Eligible employees may elect to participate in one or more of the Offerings by electing payroll deductions during the Offering. Eligible employees participating in Nonqualified Sub-plans may also be permitted to make fixed-dollar contributions to the ESPP. As of March 31, 2011, Euronet had approximately 3,000 employees who were eligible to participate in the ESPP, and approximately 270 employees participating in the ESPP.

Price

The price per share of the Common Stock sold under the ESPP during an Offering will be 85% of the closing price of the Common Stock on the Nasdaq Global Select Market on the lower of (i) the first day of such Offering, and (ii) the last day of such Offering. The amount of stock that may be purchased in each Offering is the maximum number of shares that may be purchased with payroll deductions that have been made during the Offering.

Purchase of Stock

A participant’s option to purchase Common Stock pursuant to the ESPP will be automatically exercised on the last day of each applicable Offering. Before that date, a participant may terminate his or her participation in the ESPP by providing written notice to the ESPP Representative. A participant who terminates his or her participation in the ESPP during an Offering will receive a refund of his or her ESPP contributions and will be suspended from participating in the ESPP for the remainder of the Offering and for the next three Offerings. The three-offering suspension does not apply to terminations of participation due to hardship under circumstances set forth in the ESPP.

Other than terminating his or her participation in the ESPP altogether, once an Offering begins, a participant may not change how much he or she has elected to contribute to the ESPP during the Offering.

Eligibility

Any employee who has completed three consecutive months of employment with Euronet or another subsidiary that Euronet has approved for participation in the ESPP prior to the commencement of an Offering may participate in an Offering. An employee is ineligible to participate in the ESPP if such employee owns or holds options to purchase or, as a result of participation in the ESPP, would own or hold options to purchase Euronet shares exceeding five percent or more of the total combined voting power or value of all classes of Euronet stock.

Transferability

Options under the ESPP may not be assigned, transferred, pledged or otherwise disposed of except by will or in accordance with the laws of descent and distribution.

Employment Termination

If a participant’s employment terminates for any reason, his or her payroll deductions or contributions will be refunded and the participant will have up to thirty days to transfer stock from the ESPP to himself or herself, a designated beneficiary or a broker. If the participant’s Common Stock is not transferred, a stock certificate will be issued and mailed to the participant.

Change in Euronet Capital Structure

If there is any change in the shares of Euronet as a result of a merger, consolidation, reorganization, recapitalization, declaration of stock dividends, stock split, combination of shares, exchange of shares, change in corporate structure or similar event, appropriate adjustments will be made to the class and number of shares that the ESPP may issue, the class and number of shares each participant may purchase and the class and number of shares and the price per share under each outstanding purchase right.

U.S. Federal Income Tax Consequences

Employees generally have tax consequences associated with participation in the ESPP. In the U.S., no income will be taxable by a participant until the sale or other disposition of the shares of Common Stock acquired under the ESPP. At that time, a participant generally will recognize ordinary income and capital gains. When the shares are disposed of by a participant two years or more after the beginning of the Offering in which the shares were purchased, he or she will recognize ordinary income equal to the lesser of (i) the excess of the Fair Market Value of the shares on the purchase date over the purchase price (the “Discount”), or (ii) the excess of the Fair Market Value of the shares at disposition over the purchase price. When shares are disposed of after less than two years (in what is known as a “disqualifying disposition”), the participant must recognize ordinary income in the amount of the Discount, even if the disposition is a gift or is at a loss. In the event of a participant’s death while owning shares acquired under the ESPP, ordinary income must be recognized in the year of death as though the shares had been sold.

In the cases discussed above (other than death), the amount of ordinary income recognized by a participant is added to the purchase price paid by the participant, and this amount becomes the tax basis for determining the amount of capital gain or loss from the disposition of the shares. Additional gain, if any, will be short-term or long-term capital gain depending on whether the holding period is less than, or greater than, 12 months.

Net capital gains from the disposition of capital stock held more than 12 months are currently taxed at a maximum federal income tax rate of 15% and net capital gains from the disposition of stock held not more than 12 months is taxed as ordinary income (maximum rate of 35%). However, limitations on itemized deductions and the phase-out of personal exemptions may result in effective marginal tax rates higher than 15% for net capital gains and 35% for ordinary income.

Euronet is entitled to tax deductions in the U.S. for shares issued under the ESPP in the event of disqualifying dispositions. For disqualifying dispositions in the U.S., Euronet is allowed a deduction to the extent of the amount of ordinary income includable in gross income by such participant for the taxable year as a result of the premature disposition of the shares. The ESPP will not meet the requirements in Section 162(m) of the Internal Revenue Code of 1986, which means that there will be no deductions for disqualifying dispositions by Euronet’s Chief Executive Officer and three most highly paid other executive officers other than Euronet’s Chief Financial Officer. The tax results under tax laws in foreign jurisdictions may differ substantially from those discussed above. All affected individuals should seek advice from their own counsel.

Approval of Proposal

Approval of the amendment to the ESPP requires the affirmative vote of a majority of the Common Stock present in person or represented by proxy at the Annual Meeting and voting on such matter.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO INCREASE THE SHARES AVAILABLE FOR ISSUANCE UNDER THE ESPP.

PROPOSAL 3

RE-APPROVAL OF THE EURONET EXECUTIVE ANNUAL INCENTIVE PLAN

In 2006, our Board of Directors adopted the Euronet Executive Annual Incentive Plan (the “Performance Plan”). The Performance Plan is designed to qualify bonuses paid under the Performance Plan as “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”). This enables us to exclude compensation payable under the Performance Plan from the deduction limitations of Section 162(m), which generally precludes a deduction for compensation paid to a public company’s chief executive officer and next three highest compensated executive officers, other than Euronet’s Chief Financial Officer, employed with the public company on the last day of the company’s tax year to the extent compensation for a taxable year to any such individual exceeds $1 million. The purposes of the Performance Plan are to promote our success; to provide designated executive officers with an opportunity to receive incentive compensation dependent on that success; to attract, retain and motivate such individuals; and to provide awards that are “qualified performance-based” compensation under Section 162(m).

In 2006, we obtained Stockholder approval of the Performance Plan, in part for reasons related to Section 162(m) and the regulations promulgated thereunder. The Stockholder approval we obtained in 2006 has allowed compensation related to compensation under the Performance Plan to qualify for the performance-based compensation exception to Section 162(m). Section 162(m) allows certain forms of performance-based compensation to continue qualifying for the performance-based compensation exception only if Stockholders approve certain material terms of the performance-based compensation every five years. Five years have elapsed since Stockholder approval of the Performance Plan in 2006 and we are resubmitting performance goal terms and conditions to Stockholders. Re-approval of the Performance Plan will allow us to continue applying the performance-based compensation exception to Section 162(m).

Our Board of Directors has determined that it is appropriate and in the best interests of the Stockholders to maximize the tax deductibility of amounts payable under the Performance Plan. Our Board of Directors has determined, by resolution adopted on February 23, 2011, to submit the plan to Stockholders for their re-approval at this year’s Annual Meeting. If the Stockholders re-approve the plan, all amounts paid to employees and executive officers pursuant to the plan in forthcoming periods, including at the end of 2011, will be fully tax-deductible to Euronet, generating substantial after-tax savings.

General Description of the Performance Plan

The following description is a summary of the significant provisions of the Performance Plan and is qualified in its entirety by reference to the provisions of the Performance Plan set forth in Appendix 2 to this proxy statement. Stockholders may also obtain a copy of the plan for their review upon request to Jeffrey B. Newman, General Counsel, Euronet Worldwide, Inc., 3500 College Boulevard, Leawood, Kansas 66211.

Eligibility

Only those executive officers who are selected by the Compensation Committee of our Board of Directors are eligible to participate in the Performance Plan.

Modifications

Our Board of Directors reserves the right to amend or terminate the Performance Plan at any time. However, unless otherwise prohibited by applicable law, any amendment required to conform the Performance Plan to the requirements of Section 162(m) may be made by our Compensation Committee. No amendment may increase the maximum award payable under the Performance Plan without stockholder approval or otherwise be effective without stockholder approval if such approval is necessary so that awards will be “qualified performance-based compensation” under Section 162(m).

Administration

The Performance Plan must be administered by a committee or subcommittee of our Board of Directors designated by it to administer the Performance Plan that consists of not less than two Directors, each of whom is intended to be an “outside director” within the meaning of Section 162(m). The Compensation Committee of our Board of Directors satisfies this requirement and will administer the Performance Plan.

Tax Law Requiring Stockholder Approval

Section 162(m) provides that a publicly-traded company will not be able to deduct for federal income tax purposes any compensation in excess of $1 million paid by it in any one year to any “covered employee” of the company, subject to certain exemptions. “Covered employees” are essentially the individuals who were, at the end of the fiscal year, our chief executive officer and our three other most highly compensated executive officers, other than the Chief Financial Officer. The annual compensation that is counted under Section 162(m) for purposes of the $1 million limit includes, among other things, base salary and cash bonuses. However, various forms of compensation are exempt from Section 162(m)’s general limitation on deductible compensation, including performance-based compensation paid under stockholder-approved plans that meet certain criteria. The Performance Plan meets these criteria.

Performance Measures and Goals

Payment of compensation to participants is conditioned upon the attainment of pre-established performance goals measured over a performance period designated by the committee. A performance period may be one or more periods of time over which the attainment of one or more performance goals will be measured for purposes of determining a participant’s right to payment in respect of an award under the Performance Plan. The performance goals applicable to a performance period must be established in writing by the Compensation Committee no later than the earlier of (i) 90 days after the start of the performance period, or (ii) the date upon which 25% of the performance period has elapsed.

Performance goals shall be based upon one or more of the following business criteria for Euronet as a whole or any of its subsidiaries, operating divisions or other operating units: (i) earnings (either in the aggregate or on a per-share basis); (ii) growth or rate of growth in earnings (either in the aggregate or on a per-share basis); (iii) net income or loss (either in the aggregate or on a per-share basis); (iv) cash flow provided by operations (either in the aggregate or on a per-share basis); (v) growth or rate of growth in cash flow (either in the aggregate or on a per-share basis); (vi) free cash flow (either in the aggregate or on a per-share basis); (vii) reductions in expense levels, determined either on a company-wide basis or in respect of any one or more business units; (viii) operating and maintenance cost management and employee productivity; (ix) stockholder returns (including return on assets, investments, equity or gross sales); (x) return measures (including return on assets, equity or sales); (xi) growth or rate of growth in return measures (including return on assets, equity or sales); (xii) share price (including attainment of a specified per-share price during the applicable incentive period; (xiii) growth measures and total stockholder return or attainment by the shares of a specified price for a specified period of time; (xiv) strategic business criteria, consisting on one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals relating to acquisitions or divestitures; and/or (xv) achievement of business or operational goals, such as market share and/or business development; provided that applicable incentive goals may be applied on a pre- or post-tax basis; and provided further that the committee may, when the applicable incentive goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

Target levels are approved by the Compensation Committee and may be a percentage of the executive’s base salary based on organizational responsibilities and market-compilation bonus levels based on industry data. In addition, to the extent consistent with the goal of providing for deductibility under Section 162(m), performance goals may be based upon a participant’s attainment of personal objectives with respect to any of the foregoing performance goals; negotiating transactions and sales, business unit/department performance, profit margins, reduction of certain accounts receivable or achievement of subsidiary or departmental budgets or developing long-term business goals. Measurements of Euronet’s or a participant’s performance against the performance goals established by the Compensation Committee shall be objectively determinable and, unless otherwise established by the Compensation Committee when the incentive goals are established, to the extent they are expressed in standard accounting terms, they shall be determined according to generally accepted accounting principles (“GAAP”) as in existence on the date on which the performance goals are established and without regard to any changes in such principles after such date. Individual incentive awards reflect a mix of our and our business unit/department performance along with individual discretionary factors; the current actual mix for each executive will be determined based upon his/her role and contribution to the organization.

Determination and Payment of Incentives and Annual Award Limits

The compensation amount that is payable to a participant in a performance period will be determined in accordance with a pre-established objective award formula based on the achievement of performance goals. The Compensation Committee has the discretion to reduce or eliminate, but cannot increase, any amounts otherwise payable under the Performance Plan.

Incentive payments under the Performance Plan may be payable in cash or in an equivalent number of shares of our Common Stock issued pursuant to and under one or more of our stockholder approved stock incentive plans. The maximum amount of incentive compensation payable under the Performance Plan to any participant with respect to any fiscal year (or a portion thereof) contained within a performance period shall be the lesser of 600% of the participant’s base annual salary as in effect as of the last day of such Performance Plan or $6,000,000.

Certification

Prior to making payments under the Performance Plan, the Compensation Committee must certify in writing that at least one of the pre-established targets for that year was satisfied, and the committee minutes must reflect this certification.

While the amounts of the quarterly or annual bonuses that may be paid to executives in any one quarter or year cannot be determined, the following table indicates the maximum bonus amounts that would have been payable to each of the top 5 senior executives in 2010 and to all the current Section 16 Insider executives as a group in 2010 under the Performance Plan.

Maximum Potential
Name/Group	Payment under Performance Plan

Michael J. Brown, Chairman of the Board and CEO	$3,600,000
Kevin J. Caponecchi, President	$2,190,000
Rick L. Weller, Executive Vice President and CFO	$2,190,000
Nikos Fountas, Managing Director, Europe EFT division	$2,207,205
Charles T. Piper, Former VP and Managing Director-epay Segment	$1,650,000
All Section 16 Insiders as a Group	$15,437,205

Required Votes and Board Recommendations

Re-approval of the Performance Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and voting on such matter.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 3 TO RE-APPROVE THE EXECUTIVE ANNUAL INCENTIVE PLAN.

PROPOSAL 4

RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2011

We are requesting our Stockholders to ratify the selection by our Audit Committee of KPMG LLP as Euronet’s independent registered public accounting firm for 2011. KPMG LLP will audit the consolidated financial statements of Euronet and its subsidiaries for 2011, review certain reports we will file with the SEC, audit the effectiveness of our internal control over financial reporting, provide our Board and Stockholders with certain reports, and provide such other services as our Audit Committee and its Chairperson may approve from time to time.

KPMG LLP served as our independent registered public accounting firm for 2010, and performed professional services for us as described below in the “Audit Matters” section. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions. Although our Audit Committee has selected KPMG LLP, it nonetheless may, in its discretion, terminate KPMG’s engagement and retain another independent registered public accounting firm at any time during the year, if it concludes that such change would be in the best interests of Euronet and its Stockholders.

Required Vote and Board Recommendation

Approval of the ratification of KPMG LLP as our independent registered public accounting firm for 2011 requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2011.

PROPOSAL 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail below under the heading “Compensation Discussion and Analysis”, our executive compensation programs are designed (i) to align the interests of executive management and stockholders by making individual compensation dependent upon achievement of financial goals and by providing long-term incentives through our equity-based award plans, and (ii) to provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to our long-term success. The overall compensation program is designed to reward a combination of strong individual performance, strong performance by Euronet in meeting its long-term strategic goals and stock price appreciation.

Our compensation package for executive officers consists of a balance of base salary, certain employee benefits, annual bonuses under our Executive Annual Incentive Plan and performance based equity grants. To serve the best interests of Stockholders, the Compensation Committee follows an executive compensation philosophy that emphasizes performance-based compensation. This philosophy also aligns the economic interests of executive officers and Stockholders by ensuring that nonvested performance-based equity incentive awards represent a substantial portion of an executive officer’s total compensation package. The Compensation Committee periodically reviews our executive compensation practices to ensure they achieve our desired goals.

As described in “Compensation Discussion and Analysis”, our CEO earned no annual incentive compensation for 2010 because the Company’s Cash EPS improved only 4% compared to a minimum goal of 7% established by the Compensation Committee. Moreover, while our CEO was awarded significant performance-based restricted stock, he has earned only a fraction of the total awards over the past several years because of the challenging long-term performance goals established by the Compensation Committee. Specifically, for restricted stock awards granted from 2005 through 2008 for which the performance periods have been completed, our CEO has cumulatively earned only 8% of the potential awards. In addition, our CEO has also been awarded significant stock options with five year vesting schedules for which he is able to realize value only to the extent that there is a long-term increase in our common stock price after the date of grant. We believe this demonstrates that our executive compensation policies link compensation closely to the Company’s financial performance and thereby align the interests of our executives with those of Stockholders.

We are asking our Stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal gives our Stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our Stockholders to approve, on an advisory basis, the following resolution:

“RESOLVED, that the Company’s Stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. However, our Board of Directors and Compensation Committee value the opinions of our Stockholders and will consider the outcome of the vote when making future executive compensation decisions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND RELATED NARRATIVE DISCLOSURE.

PROPOSAL 6

ADVISORY VOTE ON FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our Stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. By voting on this Proposal 6, Stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years.

After careful consideration of this Proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every three years (triennial) is the most appropriate alternative for the Company, and therefore, our Board of Directors recommends that you vote for a three-year interval for the advisory vote on executive compensation for reasons that include:

•	We have a consistent record of full and transparent disclosures regarding our executive compensation philosophy, programs and practices and the amounts paid to our executive officers.

•	Our compensation programs are designed to support long-term value creation and to incentivize and reward performance over a multi-year period. Consequently, a three-year vote cycle will allow Stockholders to better judge our compensation program relative to our long-term performance.

•	Triennial votes will provide us with adequate time to thoughtfully consider the results of the say-on-pay votes, respond to Stockholder sentiments and implement changes.

•	A three-year advisory vote cycle will provide our Stockholders sufficient time to evaluate the effectiveness of the short- and long-term components of our compensation program and our performance.

•	As a practical matter, any changes to our executive compensation program that were responsive to Stockholder concerns would not be fully disclosed and reflected in the Compensation Discussion and Analysis of the proxy statement until the second year following an unfavorable say-on-pay vote.

•	As described in detail below under the heading “Compensation Discussion and Analysis”, our executive compensation program is closely aligned with the interests of Stockholders.

Stockholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board of Directors at any time, by mail, telephone or email. Please refer to “Meetings and Committees of the Board of Directors — Communications with the Board of Directors” in this proxy statement for information about communicating with the Board of Directors.

The proxy card provides Stockholders with the opportunity to choose among four advisory options (holding the vote every one, two or three years, or abstaining) and, therefore, Stockholders will not be voting to approve or disapprove the Board of Directors’ recommendation. You may cast your advisory vote by choosing the option of one year, two years, three years, or abstaining from voting in response to the resolution set forth below:

“RESOLVED, that the option of one year, two years, or three years that receives the vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting and voting on such matter for this resolution will be determined to be the Stockholders’ preferred frequency with which the Company is to hold an advisory vote by Stockholders to approve the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Compensation Discussion and Analysis”, compensation tables and narrative disclosure.”

The option of one year, two years or three years, if any, that receives the approval by the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting and voting on such matter will be the frequency of the vote on the compensation of our named executive officers that has been approved by Stockholders on an advisory basis. Although this advisory vote on the frequency of the “say on pay” vote is non-binding, the Board of Directors and the Compensation Committee will take into the account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE ADVISORY VOTE ON EXECUTIVE COMPENSATION BE CONDUCTED EVERY THREE YEARS.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board held four meetings during 2010. The Board has established an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee. During 2010, each Director attended at least 75% of the total number of meetings held by the Board and Board committees on which he or she served (during the period for which he or she was a Director).

Audit Committee

The Audit Committee of the Board, composed solely of independent Directors, met four times in 2010. The following four Directors are members of the Audit Committee: M. Jeannine Strandjord, Chair, Thomas A. McDonnell, Eriberto R. Scocimara and Andrew B. Schmitt. The Audit Committee operates under a written charter adopted by the Board, which is published on Euronet’s website at http://ir.euronetworldwide.com/documents.cfm.

The Board has determined that each of the Audit Committee members is independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules promulgated thereunder, as amended and incorporated into the listing standards of The Nasdaq Stock Market LLC.

The Board has determined that all of the members of the Audit Committee are “audit committee financial experts” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

The Audit Committee has oversight responsibilities with respect to our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance. The Audit Committee is responsible for retaining, evaluating, and monitoring our independent registered public accounting firm and for providing an audit committee report for inclusion in our proxy statement. The Audit Committee is also responsible for maintaining open communication among the Audit Committee, management and our outside auditors. However, the Audit Committee is not responsible for conducting audits, preparing financial statements, or assuring the accuracy of financial statements or filings, all of which is the responsibility of management and/or the outside auditors.

Compensation Committee

The Compensation Committee of the Board met four times in 2010 to determine policies regarding the compensation of our executives and to review and recommend to the Board the approval of the grant of options, restricted stock, restricted stock units and cash bonuses to our executives. The purpose of the Compensation Committee is to make determinations and recommendations to the Board with respect to the compensation of our Chief Executive Officer and other senior executive officers. Thomas A. McDonnell, Chair, M. Jeannine Strandjord, Dr. Andrzej Olechowski, Andrew B. Schmitt and Eriberto R. Scocimara are the current members of the Compensation Committee. The Board has determined that all the members of the Compensation Committee are independent as defined under the general independence standards of the listing standards of the Nasdaq Stock Market LLC.

The Compensation Committee performs its functions and responsibilities pursuant to a written charter adopted by our Board, which is published on Euronet’s website at http://ir.euronetworldwide.com/documents.cfm.

Under its charter, our Compensation Committee is authorized to delegate its responsibilities to one or more subcommittees or Directors, in accordance with restrictions set forth in the charter. Under the terms of our incentive plans, our Compensation Committee is authorized to administer the plans and may delegate its authority under such plans to another committee of the Board or a Director.

Our human resources department supports the Compensation Committee in its work and in some cases acts pursuant to delegated authority to fulfill various functions in administering the day-to-day ministerial aspects of our compensation and benefits plans.

Annual Process for Determining Compensation of Executive Officers

As further described in “Compensation Discussion and Analysis”, our Compensation Committee, together with senior management and outside consultants engaged by the Compensation Committee, conducts an annual review of our overall compensation program for executive officers and directors. With respect to executive officer compensation, our Compensation Committee reviews each of the key components of compensation — base salary and short- and long-term incentives, both within Euronet and as compared to peers and survey data to determine whether each of these components is consistent with our compensation philosophy and its related goals and objectives. Upon the recommendation of our Chief Executive Officer with respect to the compensation of each executive officer who directly reports to him, and, based on the findings of any outside consultants that may be engaged to assist in this review, our Compensation Committee then recommends to the Board the compensation for all key executives. The Compensation Committee makes to the Board all of the recommendations related to our Chief Executive Officer.

Process for Determining Non-Employee Director Compensation

Our Compensation Committee makes recommendations to the Board regarding Board compensation and benefits for non-employee Directors, including cash, equity-based awards and other compensation. In determining non-employee Director compensation, our Compensation Committee seeks advice from outside compensation consultants who are retained by the committee to, among other functions: (i) conduct a competitive assessment of non-employee Director compensation compared to competitive practice, (ii) inform the committee of emerging trends in director pay practices, (iii) advise on stock ownership guidelines for non-employee Directors, and (iv) assess the amount of compensation that is adequate to compensate our Directors for their time and effort with respect to Board obligations. If, after the annual review of non-employee Director compensation by our Compensation Committee, the committee determines that any changes should be made to such program, it will recommend such changes to our Board for approval.

Outside Executive Compensation Consultants

Since October 2007, the Compensation Committee has directly retained outside compensation consultants, currently known as Pay Governance, formerly a component of Towers Watson, the Compensation Committee’s previous compensation consultants. Pay Governance assists the Compensation Committee and performs functions in connection with executive compensation matters for the Compensation Committee annually including: (i) conducting a competitive assessment of key executives’ total direct compensation (e.g., sum of base salary, annual bonus and long-term incentive opportunity), (ii) evaluating appropriateness of annual incentive plan targets and standards, (iii) assessing whether the structure (the mix of cash and equity compensation, as well as annual and long term incentives) is appropriate and competitive, (iv) comparing Euronet’s annual share utilization and earnings per share dilution for equity-based compensation to competitive practices and institutional investor guidelines, (v) comparing Euronet’s expense for stock-based compensation to its peer companies, (vi) advising the Compensation Committee regarding design changes to compensatory programs and the development of new programs based on strategic goals, competitive assessment, regulatory changes and risk management, (vii) informing the Compensation Committee of emerging trends in executive compensation, the institutional investor climate and corporate governance and accounting developments, (viii) providing and periodically advising on stock ownership or retention guidelines for senior executives, and (ix) providing the Compensation Committee with regular updates regarding changes in regulatory and legislative developments.

Compensation Policies and Practices as They Relate to Risk Management

The Compensation Committee has considered the design and operation of the Company’s compensation arrangements, including the performance objectives and target levels used in connection with incentive awards, with management and evaluated the relationship between the Company’s risk management and these arrangements. The Compensation Committee believes that the Company’s compensation policies and practices do not encourage unnecessary or excessive risk taking and that any risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee met once during 2010 and met in February 2011 to evaluate the performance of the Board during 2010. Andrew B. Schmitt, Chair, M. Jeannine Strandjord, Andrzej Olechowski, Eriberto R. Scocimara and Thomas A. McDonnell are the current members of the Nominating & Corporate Governance Committee. The Board has determined that all of the members of the Nominating & Corporate Governance Committee are independent as defined under the general independence standards of the listing standards of The Nasdaq Stock Market LLC.

The Nominating & Corporate Governance Committee performs the functions of a nominating committee. The Nominating & Corporate Governance Committee’s charter describes the committee’s responsibilities, including developing corporate governance guidelines and seeking, screening and recommending Director candidates for nomination by the Board. This charter is published on our website at http://ir.euronetworldwide.com/documents.cfm under the Corporate Governance menu. Euronet’s Corporate Governance Guidelines contain information regarding the selection, qualification and criteria for Director nominees and the composition of the Board, and are published on Euronet’s website at http://ir.euronetworldwide.com/documents.cfm.

The Nominating & Corporate Governance Committee evaluates each Director in the context of the Board as a whole, with the objective of recommending a Director who can best perpetuate the success of the business and represent Stockholder interests through the exercise of sound judgment using his or her diversity of experience in these various areas. The Nominating & Corporate Governance Committee considers the experience, qualifications, attributes and skills of each director and nominee, including the person’s particular areas of expertise and other relevant qualifications, and the interplay of such experience, qualifications, attributes and skills with the Board as a whole. As determining the specific qualifications or criteria against which to evaluate the fitness or eligibility of potential Director candidates is necessarily a dynamic and an evolving process, the Board believes that it is not always in the best interests of Euronet or its Stockholders to attempt to create an exhaustive list of such qualifications or criteria. Appropriate flexibility is needed to evaluate all relevant facts and circumstances in context of the needs of the Board and Euronet at a particular point in time. Accordingly, the Nominating & Corporate Governance Committee reserves the right to consider those factors as it deems relevant and appropriate, including the current composition of the Board, the balance of management and independent Directors, the need for Audit Committee expertise and the evaluations of other potential Director candidates. The committee does not have a policy concerning diversity but it believes that the above criteria will lead the committee to consider diversity in its various forms (including diversity of age, experience, background and perspective) in selecting director candidates. In determining whether to recommend a Director for re-election, the Nominating & Corporate Governance Committee also considers the Director’s past attendance at meetings and participation in and contributions to the activities of the Board.

As general guidelines, members of the Board and potential Director candidates for nomination to the Board will be persons with appropriate educational background and training and who:

•	have personal and professional integrity;

•	act in a thorough and inquisitive manner;

•	are objective;

•	have practical wisdom and mature judgment;

•	have demonstrated the kind of ability and judgment to work effectively with other members of the Board to serve the long-term interests of the Stockholders;

•	have a general understanding of management, marketing, accounting, finance and other elements relevant to Euronet’s success in today’s business environment;

•	have financial and business acumen, relevant experience, and the ability to represent and act on behalf of all Stockholders;

•	are willing to devote sufficient time to carrying out their duties and responsibilities effectively, including advance review of meeting materials; and

•	are committed to serve on the Board and its committees for an extended period of time.

In addition, any new Directors nominated by the Board (a) who serve as a member of Euronet’s Audit Committee will not be permitted to serve on the audit committee of more than two other boards of public companies, (b) who serve as chief executive officers or in equivalent positions of other public companies will not be permitted to serve on more than two boards of public companies in addition to the Board, and (c) generally are not permitted to serve on more than four other boards of public companies in addition to the Board. These policies were adopted in November 2003 and the Board determined that they will not be applied to incumbent Directors, unless the Board considers that failure to comply is impairing the quality of a Director’s service on the Board.

The Board values the contributions of a Director whose years of service has given him or her insight into Euronet and its operations and believes term limits are not necessary. In general, Directors will not be nominated for election to the Board after their 73rd birthday, although the full Board (upon the recommendation of the Nominating & Corporate Governance Committee) may nominate Director candidates older than 73 under special circumstances.

The Nominating & Corporate Governance Committee and the Board considered the age limitation described in the previous paragraph in nominating Eriberto Scocimara for election at the Annual Meeting. The Board, upon the recommendation of the Nominating & Corporate Governance Committee, decided to make an exception to the above limitation for Mr. Scocimara due to special circumstances, including its desire to expand the Board in the near future and the special skills and experience Mr. Scocimara brings to the Board, including his particularly deep knowledge of the Company’s business acquired through fifteen years of service on the Board and extensive experience and business contacts in Central Europe.

Lead Independent Director

At a meeting on February 24, 2010, the Nominating & Corporate Governance Committee recommended, and the Board adopted, a revision to the Company’s Corporate Governance Guidelines under which the Board will select a Lead Independent Director each year. The principal responsibilities of the Lead Independent Director are to call for and conduct executive sessions of the Board, serve as liaison between the Chairman of the Board and the independent Directors, approve meeting agendas and schedules for Board meetings, recommend matters to the Chairman for consideration by the Board and be available for consultation and direct communication with Stockholders and all interested parties. A full list of the roles and responsibilities is included in the Company’s Corporate Governance Guidelines.

The Board adopted this revision principally because it determined that the existence of a Lead Independent Director would enhance coordination of decision-making among the independent Directors and communication between them and the Chairman, and provide a single point of contact for Stockholders and other outside parties to communicate with the Board. M. Jeannine Strandjord was named Lead Independent Director for each of 2010 and 2011.

Combined CEO and Chairman Role

Michael J. Brown currently serves as both Chairman of the Board of Directors and Chief Executive Officer of the Company. The Nominating & Corporate Governance Committee and the Board have considered the advantages and disadvantages of the combination of these two roles and consider it appropriate to maintain the combined roles. In particular, they have concluded that this structure has promoted and will continue to promote unified leadership and direction for the Company and provide a single, clear focus for the chain of command to execute the Company’s business plans and strategies.

Risk Oversight

The Board has delegated oversight of Euronet’s risk management efforts to the Audit Committee. The Audit Committee’s role in risk oversight includes reviewing information provided by members of senior management on areas of material risk to the Company, or to the success of a particular project or endeavor under consideration, including operational, financial, legal and regulatory, strategic and reputational risks. The Audit Committee uses such information to understand the Company’s risk identification, risk management, and risk mitigation strategies. The Board believes that risk management is an integral part of Euronet’s annual strategic planning process, which addresses, among other things, the risks and opportunities facing the Company.

Part of the Audit Committee’s responsibilities, as set forth in its charter, is to review with corporate management, the independent auditors and the internal auditors, if applicable, any legal matters, risks or exposures that could have a significant impact on the financial statements and the steps management has taken to minimize the Company’s exposure. The Company’s management regularly evaluates these controls, and the Audit Committee is provided regular updates regarding the effectiveness of the controls. The Audit Committee regularly reports to the full Board.

Director Candidate Recommendations and Nominations by Stockholders

The Nominating & Corporate Governance Committee’s charter provides that the Nominating & Corporate Governance Committee will consider Director candidate recommendations by Stockholders. Director candidates recommended by Stockholders are evaluated in the same manner as candidates recommended by the Nominating & Corporate Governance Committee. Stockholders should submit any such recommendations to the Nominating & Corporate Governance Committee through the method described under “Other Matters — Recommendations or Nominations of Individuals to Serve as Directors” below. In addition, in accordance with Euronet’s Bylaws, any Stockholder of record entitled to vote for the election of Directors at the applicable meeting of Stockholders may nominate persons for election to the Board of Directors if such Stockholder complies with the notice procedures set forth in the Bylaws and summarized in “Other Matters — Deadline to Propose or Nominate Individuals to Serve as Directors” below.

Communications with the Board of Directors

The Board has approved a formal policy for Stockholders to send communications to the Board or its individual members. Stockholders can send communications to the Board and specified individual Directors by mailing a letter to the attention of the Board or a specific Director (c/o the General Counsel) at Euronet Worldwide, Inc., 3500 College Blvd., Leawood, Kansas 66211 or by sending an email to directors@eeft.com.

Upon receipt of a communication for the Board or an individual Director, the General Counsel will promptly forward any such communication to all the members of the Board or the individual Director, as appropriate. If a communication to an individual Director deals with a matter regarding Euronet, the General Counsel will forward the communication to the entire Board, as well as the individual Director. Neither the Board nor a specific Director is required to respond to Stockholder communications and when responding shall do so only in compliance with the Corporate Governance Guidelines.

Director Attendance at Annual Meeting

Euronet has a policy encouraging its Directors to attend the Annual Meeting of Stockholders. Two Directors, Michael J. Brown and M. Jeannine Strandjord, attended our 2010 Annual Meeting.

Code of Conduct

The Board has adopted a Code of Business Conduct & Ethics for Directors, Officers and Employees (the “Code of Conduct”) that applies to all of our employees and Directors, including the Chief Executive Officer, the Chief Financial Officer and the Controller. The Code of Conduct is available on Euronet’s website at http://ir.euronetworldwide.com/documents.cfm. Any amendment to or waiver of the Code of Conduct will be disclosed on a Form 8-K or on our website.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Euronet’s compensation programs emphasize performance-based compensation. For 2010, our primary operating measure for compensation was earnings per share, subject to certain adjustments approved by the Compensation Committee (which we refer to as “Cash EPS”). While Cash EPS improved 4% in 2010 compared to 2009, it fell short of the threshold set for payment of annual incentive compensation to our CEO, President and CFO. The shortfall was partly due to reduced ATM interchange fees in Poland and difficult economic conditions which affected our EFT Segment as described in Management’s Discussion and Analysis in our Annual Report on Form 10-K. These factors not only impacted our consolidated results, they also directly impacted our Europe EFT business, causing it to miss its operating income threshold. Therefore, the Managing Director of our Europe EFT division was not paid any annual incentive compensation for 2010. The Managing Director of our epay Segment did achieve certain management objectives in 2010 and was paid annual incentive compensation commensurate with the achievement of those objectives.

Because Euronet did not achieve most of its compensation performance thresholds in 2010, our executives, for the most part, did not earn annual incentive compensation — a result which reflects the alignment of our compensation policies with the interests of our Stockholders.

The Compensation Committee made no changes in 2010 to the base salary and other compensation of the executive officers listed in the Summary Compensation Table (the “Named Executive Officers”).

Finally, the improvement in Cash EPS in 2010 only resulted in vesting of modest amounts of stock awards granted in prior years.

The compensation of our Named Executive Officers for 2010 is described in more detail below.

Overview and Philosophy

The Compensation Committee, which currently consists of five independent Directors who each hold a significant amount of Company stock, administers our executive compensation programs. The Compensation Committee is responsible for recommending to the Board policies that govern both annual cash compensation and equity ownership programs.

Our executive compensation policies have the following objectives:

•	to align the interests of executive management and Stockholders by making individual compensation dependent upon achievement of financial goals and by providing long-term incentives through our equity-based award plans; and

•	to provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to our long-term success.

The overall compensation program is also designed to reward a combination of strong individual performance, strong performance by Euronet in meeting its long-term strategic goals and stock price appreciation.

Our compensation package for executive officers consists of a balance of base salary, certain employee benefits, annual incentive compensation under our Executive Annual Incentive Plan, which are based on a combination of corporate and individual performance criteria, and stock options or grants of restricted stock or restricted stock units (collectively referred to as “restricted stock”) which vest over a period of years and/or upon the achievement of certain performance-based criteria. The base salary and benefit components are intended to compensate executive officers for day-to-day activity in accordance with each executive officer’s employment arrangement with us. The annual incentive compensation component and the stock option and restricted stock awards are intended to reward executive officers for strong performance and to help align executive officers’ interests with those of the Stockholders.

To serve the best interests of Stockholders, the Compensation Committee follows an executive compensation philosophy that emphasizes performance-based compensation. In determining compensation, the Compensation Committee considers measures of performance against pre-determined financial and strategic goals and objectives. This approach provides Euronet’s top executive officers with an incentive to achieve strategic long-term goals that benefit Stockholders.

The Compensation Committee’s executive compensation philosophy also aligns the economic interests of executive officers and Stockholders by ensuring that nonvested performance-based equity incentive awards represent a substantial portion of an executive officer’s total compensation package.

The Compensation Committee considers input from our Chief Executive Officer and Chief Financial Officer regarding the responsibilities and accomplishments of individual executive officers, information as to potential achievability of incentive goals and levels of various compensation elements necessary to provide incentives for and to retain executive management. Our Chief Executive Officer makes recommendations to the Compensation Committee on each of the other executive officer’s compensation. Executive officers are not involved in proposing or seeking approval for their own compensation. For the Chief Executive Officer’s review, the independent Directors meet in executive session to rate the Chief Executive Officer’s performance and determine appropriate compensation levels.

The Compensation Committee generally sets executive compensation for the following year during its regularly scheduled meeting in September. In determining executive compensation for 2010, the Compensation Committee considered the information contained in an executive compensation analysis completed in September 2010, together with advice received from the Committee’s compensation consultant, Pay Governance, formerly a component of Towers Watson, the Committee’s previous compensation consultant.

Performance Criteria

In determining the annual compensation of each executive officer, including the Chief Executive Officer, the Compensation Committee considers Euronet’s financial performance both on an absolute basis and relative to comparable companies. In addition, it assesses individual performance against quantitative and qualitative objectives. Factors considered by the Compensation Committee in assessing individual performance include, but are not limited to:

•	Financial Results — company and business sector financial results for the most recent relevant period, on an absolute basis and relative to comparable companies with respect to certain financial parameters, including revenue growth, operating income growth, growth in per share earnings and return on equity;

•	Strategic Growth and Execution — strategic planning and implementation, business growth, acquisitions, technology and innovation;

•	Leadership and Effectiveness — management development and personal leadership; and

•	Governance and Controls — corporate reputation and brand, risk management, the strength of the internal control environment and contribution to a culture of ethics and compliance.

The Compensation Committee considers all factors collectively in determining executive officers’ annual compensation. The weight given to a particular factor may vary from year to year depending on the goals and objectives of the organization, thus enabling the Compensation Committee to align annual financial objectives with strategic leadership initiatives.

Incentive Plan

In order to broaden senior management accountability for company-wide financial and strategic goals and to emphasize long-term performance of Euronet, the Board has adopted, and Stockholders have approved, the Executive Annual Incentive Plan for certain members of senior and executive management, including the Named Executive Officers. Under this plan, a portion of the executive officers’ compensation is based on the achievement of goals approved by the Compensation Committee after consultation with management. This plan is designed to focus the efforts of our key leaders by creating common accountability around specific long-term objectives.

The stated goal for Messrs. Brown, Caponecchi and Weller under the performance-based program under this plan for 2010 was to increase the annual Cash EPS as compared to 2009. Management believes, and the Compensation Committee concurs, that a current focus on Cash EPS improvement is an important component in delivering Stockholder value and an appropriate measure for Messrs. Brown, Caponecchi and Weller. For Mr. Fountas, 2010 incentive targets consisted of achieving specific operating income targets for the Europe EFT division. For Mr. Piper, 2010 incentive targets consisted of achieving specific management objectives. The specific goals under this program are discussed in more detail in the section entitled “Elements of Compensation — Annual Non-Equity Incentive Compensation” below.

For 2010, Cash EPS of $1.36 was achieved, which was below the minimum threshold of $1.40; therefore, no annual incentive compensation was paid to Messrs. Brown, Caponecchi or Weller. For 2010, Europe EFT division achieved operating income of $28.4 million which was less than the minimum target of $37.0 million; therefore, Mr. Fountas was not paid any annual incentive compensation. Mr. Piper achieved a certain degree of the management objectives related to the epay Segment and was paid $100,000.

Peer Group

The Compensation Committee believes that it is essential for our continued success that overall compensation policies allow us to be competitive in attracting and retaining executive talent. However, the Committee does not establish compensation targets solely based on peer group compensation amounts, because it believes that individual and company performance should be the primary determinants of annual compensation.

The Company’s peer group (the “Peer Group”) is unchanged from 2009 and includes 23 companies having similar financial characteristics and that operate in similar industries. These companies are:

• Acxiom Corp	• Metavante Technologies Inc
• Coinstar Inc	• MICROS Systems Inc
• Compuware Corp	• ModusLink Global Solutions Inc
• CyberSource Corp	• MoneyGram International Inc
• Earthlink Inc	• Novell Inc
• Fair Isaac Corp	• Parametric Technology Corp
• Gartner Inc	• Sapient Corp
• Global Cash Access Holdings Inc	• SAVVIS
• Global Payments Inc	• Sykes Enterprises Inc
• Heartland Payment Systems Inc	• Total System Services Inc
• Henry (Jack) & Associates Inc	• Wright Express Corp
• Mentor Graphics Corp

Members of the current Peer Group were included because they met some or all of the following criteria:

•	Comparable in revenue and market capitalization size to Euronet

•	Business competitors or competitors for executive talent

•	Similar operating structure, such as companies composed of multiple business units and/or having meaningful international operations

•	In the software and services industry, excluding home entertainment software companies and companies primarily serving government customers

Our Actual Performance

The Compensation Committee conducted a review of our performance compared to the performance of the Peer Group using several critical financial and Stockholder metrics. The Compensation Committee then assessed actual and target levels of compensation of our executive officers in light of the results of this review.

The Compensation Committee determined that compensation provided to the Chief Executive Officer and other executive officers was appropriately aligned with our performance. The charts below outline key comparisons between Euronet and the Peer Group. The Compensation Committee also considered actual performance compared to anticipated performance, taking into consideration our strategic plans.

The Compensation Committee’s analysis of Euronet in comparison to the Peer Group was completed during the middle of 2010, and statistics for the most recent relevant period (fiscal year 2009 for financial performance data; share price performance data are as of July 31, 2010) of the Peer Group and selected market indices are summarized in the table below:

		Total	Employees	Market Cap.	Total Stockholder Return (as of 7/31/2010)
	Revenue	Assets	(000s)	7/31/2010	1 Year	3 Year	5 Year

Low	$265	$502	0.5	$217	(54.3)%	(53.2)%	(33.9)%
25th Percentile	$729	$760	2.2	$955	11.6%	(15.0)%	(2.6)%
Median	$891	$1,219	4.0	$1,339	23.7%	(3.4)%	0.8%
75th Percentile	$1,127	$1,466	5.1	$2,113	39.0%	3.4%	8.6%
High	$1,677	$5,930	31.3	$2,991	71.4%	17.1%	19.4%

Euronet Worldwide Inc	$1,033	$1,413	2.7	$799	(25.4)%	(14.8)%	(11.8)%
Percent Rank	67%	73%	34%	21%	4%	28%	9%

Nasdaq Index	14.0%	(4.0)%	0.6%
S&P 500 Composite	11.6%	(8.9)%	(2.2)%
Russell 2000 Index	16.9%	(5.7)%	(0.9)%

All financial data are in millions unless otherwise noted

Based on the overall size of the peer companies, in December 2009, we compared targeted executive compensation data with the median statistics of the relevant peer data. The targeted compensation set for our executive officers in December 2009 was generally consistent with the median statistics of our peers. No peer compensation comparison was performed in 2010 because targeted executive compensation did not change from December 2009. We also consider general industry market data that are regressed or size-adjusted for Euronet’s revenue size; these data are used as a secondary reference to the Peer Group. For total stockholder returns, Euronet was in the first quartile for 1-year and 5-year returns and in the second quartile for 3-year returns compared to the Peer Group as of July 31, 2010.

Elements of Compensation

Each element of compensation is described below, including a discussion of the specific actions taken by the Compensation Committee for 2010 concerning the Chief Executive Officer and other executive officers.

Base Salary

In determining salary adjustments for the Chief Executive Officer and other executive officers, the Compensation Committee considered each executive officer’s individual performance and the competitive salary levels for executives with similar responsibilities within the Peer Group. The Compensation Committee undertakes a review of base salary in December of each year. In 2009 the Committee granted base salary increases to our Chief Executive Officer, President and Chief Financial Officer based upon performance for 2009. In 2010, no increases were granted to the base salaries of our Named Executive Officers. Mr. Piper was hired in March 2010 as the Vice President and Managing Director of the epay Segment at an annual salary of $275,000.

Annual Non-Equity Incentive Compensation

In determining annual non-equity incentive compensation, the Compensation Committee considers the overall performance of Euronet and the individual performance of each executive officer. In measuring individual performance, the Compensation Committee measures the level of responsibility of an executive officer against his base salary and other elements of compensation in order to determine whether overall compensation is sufficient to retain and motivate highly qualified individuals.

The Executive Annual Incentive Plan, which was approved by Stockholders in 2006, covers officers holding the office of Vice President and above. Non-equity incentive compensation to executive officers is closely correlated to Euronet’s financial performance. In December 2009, the Compensation Committee established 2010 incentive targets for Messrs. Brown, Caponecchi and Weller that were based on predetermined Cash EPS targets. For Mr. Fountas, 2010 incentive targets consisted of achieving specific operating income targets for the Europe EFT division. For Mr. Piper, 2010 incentive targets were established after his hiring and consisted of achieving specific management objectives.

For 2010, Messrs. Brown, Caponecchi and Weller did not receive any annual incentive compensation based on the achievement of Cash EPS objectives. Cash EPS of $1.40, $1.47 or $1.55 would have resulted in a payout as a percentage of base salary of 50%, 100% or 200%, respectively, for Mr. Brown and 30%, 60% or 120%, respectively, for Messrs. Caponecchi and Weller. Mr. Fountas was entitled to receive 33%, 66% or 100% of his base salary based on the Europe EFT division achieving operating income of $37.0 million, $38.5 million or $41.0 million, respectively. Mr. Fountas did not receive any annual incentive compensation based on Europe EFT division achieving operating income of $28.4 million. Mr. Piper was entitled to receive 10/12ths of between 30% and 100% of his base salary based the level of achievement of the following objectives: 1) develop a three-year strategic plan for the epay Segment; 2) reorganize the epay Segment to meet current business objectives; and 3) develop the non-mobile airtime product portfolio of the epay Segment. Based on the level of achievement of these objectives, Mr. Piper was paid $100,000.

Stock Incentive Programs

Our stock incentive plans are designed to promote an alignment of long-term interests between our employees and our Stockholders and to assist in the retention and motivation of employees. The Compensation Committee can grant to key employees of Euronet and its subsidiaries a variety of stock incentives, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance awards and other stock-based incentives. Grants are usually approved by the Compensation Committee for recommendation to the Board during regularly scheduled committee meetings, of which there are typically four per year occurring at regular intervals. The Compensation Committee intends that performance-based stock incentives serve as a significant portion of our executive officers’ total compensation package. They are granted in consideration of anticipated performance. Stock incentives offer the executive officers significant long-term incentives to increase their efforts on behalf of Euronet and its subsidiaries, to focus managerial efforts on enhancing Stockholder value and to align the interests of the executive officers with the Stockholders. In certain circumstances, executives are awarded time-based stock incentives to provide a significant retention incentive. Grants of stock incentives are designed to be competitive with the companies in the Peer Group for the level of job the executive officer holds and to motivate the executive officer to contribute to an increase in our stock price over time.

The Compensation Committee’s compensation philosophy is to have stock incentives that generally pay more for superior performance and less if performance does not achieve that level. The Compensation Committee, in determining stock incentive grants to the individual executive officers, considered the award levels granted to executive officers in prior years and award levels granted to executives with similar job responsibilities in the Peer Group. The Compensation Committee also compared the performance of the companies in the Peer Group to the performance of Euronet.

In December 2010, executive officers were granted a combination of stock options and restricted stock. The restricted stock awards vest based on achieving cumulative Cash EPS of $4.54, calculated on a constant dollar basis, for the years 2011 through 2013, contingent upon continued employment from the grant date to the date of vesting. The stock options vest based on service conditions. These awards are further described in the paragraphs and tables below.

In connection with his promotion to Managing Director — Europe EFT, in February 2010, Mr. Fountas received awards of 10,000 shares of restricted stock which have time-based vesting. In connection with his hiring as Managing Director — epay Segment, in March 2010, Mr. Piper received awards of 15,658 shares of restricted stock and 50,056 stock options which have time-based vesting. All other incentive stock awards to executive officers approved by the Compensation Committee in 2010 will vest only upon achievement of certain minimally established financial-based performance goals.

As described above, the Compensation Committee reviewed Euronet’s performance in recent years in relation to the Peer Group in order to confirm that the performance measures the Compensation Committee previously set for performance-based incentive stock awards were sufficiently rigorous and demanding. After this review, the Compensation Committee determined that the level of compensation awarded to the executive officers has been justified by Euronet’s historical performance. The Compensation Committee also concluded that executive compensation reflects an appropriate mix of base salary, incentive bonuses, discretionary bonuses, service-based equity compensation and performance-based equity compensation to provide sufficient retentive and motivational value to align the interests of executives with our Stockholders.

Benefits

Our employees are entitled to receive medical, dental, vision, life and short-term and long-term disability insurance benefits and may participate in our 401(k) plan. For 401(k) participants, we match 50% of participant deferrals on the first six percent or three percent of a participant’s deferrals, depending on which subsidiary’s plan the employee participates. Our executive officers participate in these benefit plans on the same basis as our other employees.

With the exception of Mr. Brown, who is prohibited from participating in an Employee Stock Purchase Plan (“ESPP”) by Internal Revenue Service regulations because his ownership of Euronet exceeds five percent, all of our employees are entitled to participate in the ESPP, which was adopted in 2001. This plan, which has been established in accordance with certain federal income tax rules set forth in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), permits employees to purchase stock from us at a price that is equal to 85% of the lower of the trading price on the opening or closing of certain three-month “offering periods.”

Retirement Plans

We do not sponsor a defined benefit pension plan or any other deferred compensation plans for executives or any of our other employees.

Perquisites and Other Compensation

The Compensation Committee believes the compensation plan described above is sufficient for attracting and retaining talented management and that providing significant perquisites is neither necessary nor in our Stockholders’ best interests. Accordingly, executive officers did not receive significant perquisites during the fiscal year ended December 31, 2010.

Employee Stock Ownership

Euronet also encourages broad-based employee stock ownership through various Stockholder approved stock compensation plans. More than 350 employees have received supplemental bonuses in a combination of cash, stock options and restricted stock, and currently have unvested stock options or restricted stock. This means that, like other Stockholders, employees broadly participate in both the “upside opportunity” and the “downside risk” of our performance. The allocation of stock bonus awards is progressive, so that as an employee’s total compensation increases, an increasing percentage of total compensation is paid in restricted stock and/or stock options. This ensures that higher paid employees have a greater “at risk” financial interest in the sustained success of Euronet and its Stockholders. The stock ownership of our executives has generally increased as their length of service has increased by virtue of accumulation of equity grants, resulting in significant stock ownership for those with longer tenures. Accordingly, the Board has not adopted stock ownership guidelines for executive officers. Additionally, the Board has not adopted a policy with respect to hedging the economic risks of stock ownership.

Repricing of Equity Awards

The Compensation Committee believes that equity awards should be made based upon conditions and financial metrics established as of the time of each award and that the terms of awards outstanding should not be revised as conditions change. The Compensation Committee is therefore committed not to engage in re-pricing of outstanding equity awards, except in the context of certain corporate reorganizations or with the approval of Stockholders. This policy has been confirmed through an amendment of our 2006 Stock Incentive Plan, which restricts us from engaging in repricings except in certain corporate reorganizations, without the approval of our Stockholders. The Compensation Committee extends its policy against re-pricing to all of Euronet’s equity plans.

Adjustments to Compensation Plan

We have no formal policy on recapturing salary or incentive awards (equity or cash) granted to a Named Executive Officer, in the event that we were to have to restate our financial statements (whether arising from conduct or actions of the Named Executive Officer, or otherwise). However, the discretion retained by the Compensation Committee to make adjustments in all types of compensation, permits it to decrease a Named Executive Officer’s compensation under such circumstances if such compensation has not already been paid or become final. There is currently no procedure to recover (“claw back”) an element of compensation that has been paid and become final. However, we intend to adopt such a policy after the Securities and Exchange Commission adopts final rules related to compensation claw backs pursuant to the Dodd-Frank Act.

Tax Treatment

The Code limits the allowable tax deduction we may take for compensation paid to our chief executive officer and our three other most highly compensated executive officers, other than our chief financial officer required to be named in the Summary Compensation Table. The limit is $1.0 million per executive per year, although compensation payable solely based on performance goals is excluded from the limitation. All compensation of executive officers for 2010 is fully tax deductible. Generally, the Compensation Committee intends that the annual non-equity incentive compensation, stock options and performance awards qualify as performance-based compensation so that these awards may qualify for the exclusion from the $1.0 million limit.

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth certain information regarding the compensation awarded or paid to our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated of our executive officers (the “Named Executive Officers”) for the year ended December 31, 2010 for the periods indicated:

					Non-Equity		Restricted				Total
					Incentive		Stock	Option	All Other		Annual
Name and Principal Position	Year	Salary	Bonus		Compensation		Awards(5)	Awards(6)	Compensation		Compensation

Michael J. Brown	2010	$600,000	—		—		$600,007	$1,357,578	$8,350		$2,565,935
Chairman and	2009	504,167	—		$1,000,000	(2)	699,990	1,515,789	7,350		3,727,296
Chief Executive Officer	2008	500,000	—		87,500	(3)	1,884,607	1,621,716	7,908		4,101,732
Kevin J. Caponecchi	2010	365,000	—		—		299,995	678,789	9,967		1,353,751
President	2009	359,375	—		431,700	(2)	350,006	757,899	9,975		1,908,955
	2008	357,500	$37,537	(1)	—		200,000	810,855	9,525		1,415,418
Rick L. Weller	2010	365,000	—		—		299,995	678,789	8,350		1,352,134
Executive Vice President and	2009	335,000	—		402,000	(2)	350,006	757,899	7,350		1,852,255
Chief Financial Officer	2008	325,000	—		34,125	(3)	582,521	636,525	7,908		1,586,080
Nikos Fountas(9)	2010	364,967	—		—		333,706	339,395	15,591	(7)	1,053,659
Senior Vice President and
Managing Director — Europe EFT Processing Segment
Charles T. Piper	2010	223,958	—		100,000	(4)	360,006	585,900	70,913	(8)	1,340,777
Vice President and Managing
Director-epay Segment

(1)	Bonus earned for 2008, paid in 2009.

(2)	Non-equity incentive compensation earned for 2009, paid in 2010.

(3)	Non-equity incentive compensation earned for 2008, paid in 2009.

(4)	Non-equity incentive compensation earned for 2010, paid in 2011.

(5)	Compensation for restricted stock is computed in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation. Amounts represent the grant date fair value determined by utilizing the closing stock price for Euronet Common Stock at the date of grant. Assumptions used in calculating the aggregate grant date fair value in accordance with ASC Topic 718 are set out in Note 15 to our audited consolidated financial statements contained in the Form 10-K for the fiscal year ended December 31, 2010. During 2009, Mr. Brown forfeited 92,272 shares of restricted stock based on cumulative performance results through 2009. Mr. Piper left the Company in January 2011; therefore, all outstanding restricted stock awards were forfeited upon his departure.

(6)	Compensation for stock options is computed in accordance with the provisions of ASC Topic 718. Amounts represent the grant date fair value determined using the Black-Scholes or Monte Carlo simulation models. The grant date fair values are only theoretical values and may not accurately determine present value. The actual value, if any, to be realized from an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised. Assumptions used in calculating the aggregate grant date fair value in accordance with ASC Topic 718 are set out in Note 15 to our audited consolidated financial statements contained in the Form 10-K for the fiscal year ended December 31, 2010. Mr. Piper left the Company in January 2011; therefore, all outstanding stock options were forfeited upon his departure.

(7)	Consists of company-paid automobile.

(8)	Consists of company-paid relocation expenses of $64,198 and 401(k) plan matching funds of $6,715.

(9)	Mr. Fountas is paid in euros and the U.S. dollar amounts disclosed for salary and other compensation were converted from euros using the average foreign currency exchange rate for the period over which the salaries were paid. Restricted stock and option awards are valued in U.S. dollars; therefore, no foreign currency conversion occurs.

Grants of Plan-Based Awards for 2010

The following table summarizes estimated future payouts under non-equity incentive plan awards made to Named Executive Officers during the fiscal year ended December 31, 2010.

	Estimated Future Payouts Under
	Non-Equity Incentive Plan Awards
Name	Threshold ($)	Target ($)	Maximum ($)

Michael J. Brown	$300,000	$600,000	$1,200,000
Kevin J. Caponecchi	109,500	219,000	438,000
Rick L. Weller	109,500	219,000	438,000
Nikos Fountas	121,396	242,793	367,868
Charles T. Piper	68,750	137,500	229,167

The following table summarizes estimated future payouts under equity incentive plan awards made to Named Executive Officers during the fiscal year ended December 31, 2010.

			Estimated
			Future
			Payouts	All Other
			Under	Option
			Equity	Awards:	Exercise or	Grant Date
			Incentive	Number of	Base Price	Fair Value
			Plan	Securities	of Options	of Stock and
			Awards	Underlying	Awards	Option
Name	Grant Date		Target (#)	Options (#)	($/Sh)	Awards ($)

Michael J. Brown	12/15/2010	(1)	35,191			$600,007
	12/15/2010	(2)		184,936	$17.05	1,357,578
Kevin J. Caponecchi	12/15/2010	(1)	17,595			299,995
	12/15/2010	(2)		92,468	17.05	678,789
Rick L. Weller	12/15/2010	(1)	17,595			299,995
	12/15/2010	(2)		92,468	17.05	678,789
Nikos Fountas	2/23/2010	(3)	5,000			91,850
	2/23/2010	(4)	5,000			91,850
	12/15/2010	(1)	8,798			150,006
	12/15/2010	(2)		46,234	17.05	339,395
Charles T. Piper	3/8/2010	(2)	15,658			300,007
	3/8/2010	(2)		50,056	19.16	450,139
	12/15/2010	(1)	3,519			59,999
	12/15/2010	(2)		18,494	17.05	135,761

(1)	Award vests on achieving cumulative Cash EPS of $4.54, on a constant dollar basis, for the years 2011 through 2013, contingent upon the Named Executive Officer’s continued employment on the vesting date.

(2)	Award vests 40% on the second anniversary of the grant and 20% each on the third, fourth and fifth anniversary of the grant, contingent upon the Named Executive Officer’s continued employment on the vesting dates.

(3)	Award vests 20% on each of the first five anniversaries of the grant, contingent upon the Named Executive Officer’s continued employment on the vesting dates.

(4)	Award vests 20% on the grant date and 20% on each of the first four anniversaries of the grant, contingent upon the Named Executive Officer’s continued employment on the vesting dates.

Outstanding Equity Awards at Fiscal Year-End for 2010

The following table sets forth equity awards outstanding for the Named Executive Officers as of December 31, 2010.

	Option Awards						Stock Awards
										Equity
			Equity							Incentive Plan		Equity Incentive
			Incentive Plan							Awards:		Plan Awards:
			Awards:						Market	Number of		Market or
	Number of	Number of	Number of				Number of		Value of	Unearned		Payout Value
	Securities	Securities	Securities				Shares or		Shares or	Shares, Units		of Unearned
	Underlying	Underlying	Underlying				Units of		Units of	or Other		Shares, Units or
	Unexercised	Unexercised	Unexercised		Option	Option	Stock That		Stock That	Rights that		Other Rights
	Options (#)	Options (#)	Unearned		Exercise	Expiration	Have Not		Have Not	Have Not		That Have Not
Name	Exercisable	Unexercisable	Options (#)		Price ($)	Date	Vested (#)		Vested ($)	Vested (#)		Vested ($)

Michael J. Brown	20,000				$16.40	11/27/2011				46,136	(1)	$804,612
	120,000				5.00	10/14/2012	3,050	(2)	$53,192	69,541	(2)	1,212,795
	33,750				22.00	6/9/2014				39,604	(3)	690,694
	60,929	91,394 (4)			10.10	12/16/2018				32,437	(5)	565,701
	90,523		135,785	(6)	10.10	12/16/2018				35,191	(7)	613,731
			162,813	(8)	21.58	12/9/2019
			184,936	(7)	17.05	12/15/2020
Kevin J. Caponecchi	21,064	14,044 (9)			29.20	7/2/2017	548	(10)	9,557	12,494	(10)	217,895
	30,464	45,697 (4)			10.10	12/16/2018				19,802	(3)	345,347
	45,261		67,893	(6)	10.10	12/16/2018				16,219	(5)	282,859
			81,407	(8)	21.58	12/9/2019				17,595	(7)	306,857
			92,468	(7)	17.05	12/15/2020
Rick L. Weller	125,000				5.90	11/22/2012				27,682	(1)	482,774
	20,000				5.90	11/22/2012	3,000	(11)	52,320
	50,000				10.47	5/8/2013	874	(2)	15,243	19,932	(2)	347,614
	22,250				22.00	6/9/2014				15,545	(3)	271,105
	23,914	35,873 (4)			10.10	12/16/2018				16,219	(5)	282,859
	35,530		53,296	(6)	10.10	12/16/2018				17,595	(7)	306,857
			81,407	(8)	21.58	12/9/2019
			92,468	(7)	17.05	12/15/2020
Nikos Fountas			46,234	(7)	17.05	12/15/2020	1,429	(12)	24,922
							1,000	(13)	17,440
							1,400	(14)	24,416
							6,667	(15)	116,272
										900	(16)	15,696
										9,000	(17)	156,960
							5,000	(7)	87,200
							4,000	(7)	69,760
										8,798	(7)	153,437
Charles T. Piper(18)		50,056 (7)			19.16	3/8/2020	15,658	(7)	273,076
			18,494	(7)	17.05	12/15/2020				3,519	(7)	61,371

(1)	Awards vest based on each year’s cumulative growth in Adjusted EPS, as compared to 2005, less shares vested in prior years such that all shares will vest when we have achieved 100% growth in Adjusted EPS as compared to 2005.

(2)	Award vests each year in proportion to growth in Cash EPS, with the number of shares vested determined based on cumulative growth in Cash EPS over 10 years, such that all shares vest upon achievement of 100% growth in Cash EPS with 2007 as the base year. If Cash EPS growth is negative, no shares will be granted for that measurement year and there will be no reversal of granting of already-granted shares. The shares earned based on 2010 performance vested on February 22, 2011.

(3)	Award vests on achieving cumulative Cash EPS of $4.14 for the years 2009 through 2011, contingent upon the Named Executive Officer’s continued employment on the vesting date.

(4)	Award vests 40% on the second anniversary and 20% each of the third through fifth anniversaries of December 16, 2008.

(5)	Award vests on achieving cumulative Cash EPS for $4.76 for the years 2010 through 2012, contingent upon the Named Executive Officer’s continued employment on the vesting date.

(6)	Award vests 40% on the second anniversary and 20% each of the third through fifth anniversaries of December 16, 2008 provided that the price of Euronet Common Stock averages at least $16.00 per share for a 30-day calendar period prior to December 16, 2011 and contingent upon the Named Executive Officer’s continued employment on the vesting dates. The stock price provision was met during 2009; therefore, the award is only contingent upon the Named Executive Officer’s continued employment.

(7)	See footnotes to table under “Grants of Plan-Based Awards for 2010” for a description of the vesting schedule for these awards.

(8)	Award vests 40% on the second anniversary of the grant and 20% each on the third, fourth and fifth anniversary of the grant provided that the price of Euronet Common Stock averages at least $29.00 per share for a 30-day calendar period prior to December 8, 2012 and contingent upon the Named Executive Officer’s continued employment on the vesting dates. If the share price does not reach the $29.00 level in the three-year period, the options terminate and are cancelled.

(9)	Remaining unvested award vests one-half each on December 31, 2011 and 2012.

(10)	Award vests based on the achievement of growth in Cash EPS, with the number of shares vested determined based on growth in Cash EPS for the period from 2008 through 2012, when compared to the respective prior year. Vesting is also subject to time-based criteria, with 20% of the award eligible for vesting on December 31, 2008 and on December 31 of each of the next four years, contingent upon Mr. Caponecchi’s continued employment on each vesting date. The shares earned based on 2010 performance vested on February 22, 2011.

(11)	Remaining unvested award vests on December 11, 2011.

(12)	Remaining unvested award vests one-half each on September 21, 2011 and 2012.

(13)	Remaining unvested award vests one-half each on June 11, 2011 and 2012.

(14)	Remaining unvested award vests one-half each on December 19, 2011 and 2012.

(15)	Remaining unvested award vests on July 8, 2011.

(16)	One-third of the remaining unvested shares under this award will be eligible for vesting each in 2012 and 2013 when approved by the Compensation Committee if the Europe EFT division achieves 20% operating income growth for each of 2011 and 2012, compared to the respective prior year, after eliminating the impact of changes in foreign currency exchange rates. If the target operating income growth is not met, the shares for that particular year will be eligible for vesting for a maximum of one additional year if, on a cumulative basis, the targets for both years are met during the successive year. Europe EFT division’s 2010 operating income growth did not meet the target; therefore, one-third of the remaining unvested shares under this award is eligible for vesting in 2012 when approved by the Compensation Committee if the Europe EFT division achieves 20% compound annual operating income growth for 2011 compared to 2009.

(17)	Remaining unvested award vests one-third on March 15, 2011, 2012 and 2013.

(18)	Mr. Piper left the Company in January 2011; therefore, all outstanding awards were forfeited upon his departure.

Option Exercises and Restricted Stock Vested for 2010

The following table sets forth certain information concerning options exercised and restricted stock vested for the Named Executive Officers during the fiscal year ended December 31, 2010.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired on	on Exercise	Acquired on	on Vesting
Name	Exercise (#)	($)(1)	Vesting (#)	($)

Michael J. Brown	—	—	10,168	$155,410
Kevin J. Caponecchi	—	—	438	8,046
Rick L. Weller	—	—	3,699	65,671
Nikos Fountas	—	—	12,881	206,222
Charles T. Piper	—	—	—	—

(1)	Market value of underlying securities on the date of exercise, minus the exercise price.

Employment Agreements

Messrs. Brown, Caponecchi, Weller and Piper

Messrs. Brown, Caponecchi, Weller, and Piper have employment agreements that have substantially the same terms, except in respect to the levels of compensation, and as otherwise discussed below or under “Compensation Tables” above. The agreements with Messrs. Brown and Weller were entered into in October 2003 and were amended and restated in April 2008, principally to bring them into conformity with the provisions of the Jobs Creation Act of 2004. The agreement with Mr. Caponecchi was entered into during 2007 in connection with his hiring. Mr. Piper’s agreement was entered into in March 2010 in connection with his hiring. Although Mr. Piper left the Company in January 2011 and is no longer subject to the terms of his employment agreement, the below references to his agreement are those that were in effect as of December 31, 2010.

The employment agreements have indefinite terms and provide that they may be terminated by the executives at any time upon 60 days’ notice for Messrs. Brown, Caponecchi, Weller and Piper. The agreements may be terminated by Euronet with or without “cause” provided that, in the case of termination due to “cause,” Euronet provides the executive with 14 days’ notice. The agreements define “cause” to mean: (i) conviction of the executive of, or the entry of a plea of guilty or nolo contendere by the executive to, any felony or any misdemeanor involving moral turpitude; (ii) fraud, misappropriation or embezzlement by the executive; (iii) willful failure or gross misconduct in the performance of the executive’s assigned duties; (iv) willful failure by the executive to follow reasonable instructions of any officer to whom the executive reports or the Board of Directors; and (v) the executive’s gross negligence in the performance of his assigned duties. In each case, the employment agreements provide that, in a three-year period following a “change in control,” termination for “cause” is limited to only mean an act of dishonesty by an executive constituting a felony that was intended to or resulted in gain or personal enrichment of the executive at Euronet’s expense. Euronet’s termination of an executive’s employment for cause does not result in separation payments, separation benefits or accelerated or extended vesting of unvested stock option or restricted stock awards.

If Euronet terminates an executive absent cause and prior to a “change in control” as discussed below, the employment agreements provide that Messrs. Brown, Caponecchi and Weller will be entitled to certain severance benefits for a period of 24 months, including the payment of the executive’s then current base salary, the continuation of the vesting and rights to exercise any then outstanding equity-based awards and the maintenance of certain employee benefits. Mr. Piper would be entitled to the same severance benefits for a period of 12 months.

In general, voluntary termination by Messrs. Brown, Caponecchi, Weller and Piper does not result in separation payments, separation benefits or accelerated or extended vesting of unvested stock options or restricted stock, except under certain circumstances constituting constructive termination. These circumstances include certain changes in conditions of the executives’ employment, such as a significant diminution in responsibilities or salary or a forced relocation. In such circumstances, these executives are entitled to the same severance benefits as if they were terminated by Euronet absent cause, prior to a “change of control.”

The following table summarizes the severance benefits due Messrs. Brown, Caponecchi, Weller and Piper upon their termination by Euronet without cause, or their voluntary termination due to their constructive termination:

		Unvested
Name	Base Salary	Equity Comp(1)	Benefits	Total

Michael J. Brown	$1,200,000	$1,609,950	$22,600	$2,832,550
Kevin J. Caponecchi	730,000	731,698	25,800	1,487,498
Rick L. Weller	730,000	663,680	22,600	1,416,280
Charles T. Piper	275,000	—	10,300	285,300

(1)	Represents value of unvested awards at December 31, 2010 that would become vested upon a termination without cause or constructive termination. For the purpose of this table, we have assumed an annual increase in Cash EPS of 12% each year, which represents a reasonable estimate of average annual long-term equity returns, for performance-based restricted stock awards that vest based on the percentage growth in Cash EPS.

In the event of a “change of control,” all equity incentive awards outstanding held by Messrs. Brown, Caponecchi, Weller and Piper will become immediately vested and the term of the employment agreements become fixed at three years from the date of the change of control and they may be terminated without cause only upon payment to the executive of a lump sum within five days of the termination equal to the full amount of base salary that would have been payable during the remaining term of the agreement (or for two years, if the remaining term is less than two years), discounted at a rate of 7.5% per annum. These provisions also apply if the executive resigns for “good reason” following a “change of control.” In addition, the executive’s equity incentive awards will continue to vest through the later of three years from the “change of control” date or two years from the date of termination, if the executive is terminated without cause or resigns for “good reason” following a “change of control.” “Good reason” includes certain changes in conditions of employment, as a result of which the executive can be considered to have been constructively terminated, including a significant diminution in responsibilities or salary or a forced relocation. In general, the employment agreements provide that “change of control” includes: (i) completion of any merger, consolidation or sale of substantially all of our assets and such merger results in our Stockholders immediately prior to the merger holding less than 50% of the surviving entity; (ii) replacement of over 25% of our Directors without the approval of at least 75% of the Directors in office as of the effective date of the employment agreement or of Directors so approved; or (iii) the acquisition by any person or group of persons of 40% or more of the voting rights of our outstanding voting securities. At current compensation levels, if the remaining term of the agreement was three years and assuming the amounts due under the change of control provisions outlined above would be paid in a lump sum, the following table summarizes amounts that would accrue to these Named Executive Officers:

		Unvested
Name	Base Salary	Equity Comp(1)	Benefits	Total

Michael J. Brown	$1,607,396	$5,680,344	$33,900	$7,321,640
Kevin J. Caponecchi	977,832	2,032,329	38,700	3,048,861
Rick L. Weller	977,832	2,449,335	33,900	3,461,067
Charles T. Piper	736,723	341,660	30,900	1,109,283

(1)	Represents value of unvested awards at December 31, 2010 that would become vested upon termination without cause or resignation for good reason in connection with a change of control.

Additionally, the employment agreements entitle the executives to certain rights to income and excise tax gross-up amounts in the event Section 4999 of the Code, or any similar tax law, applies to the change in control payments. If an executive is entitled to such tax gross-up payments, the gross-up payments will be made either to the executive or directly to the Internal Revenue Service. The gross-up amounts are subject to additional conditions and limitations and exclude excise taxes or other penalties under Section 409A of the Code. The Compensation Committee has considered the above “change of control” provisions, the “change of control” provisions in the Peer Groups’ employment agreements, and decided not to require changes to existing employment agreements. However, effective February 22, 2011, the Compensation Committee adopted a policy that such tax gross-up provisions would not be included in any future employment agreements.

In the event of the death of an executive officer, with the exception of Mr. Caponecchi who is discussed below, the provisions of our equity award agreements generally provide that all unvested equity awards outstanding shall vest immediately. As of December 31, 2010, the value of unvested equity awards outstanding that would vest in the event of death was $5,680,344 for Mr. Brown, $2,112,310 for Mr. Weller and $341,660 for Mr. Piper.

In the event of disability of an executive officer, with the exception of Mr. Caponecchi who is discussed below, the employment agreements with Messrs. Brown, Weller and Piper provide for the payment of a lump-sum disability benefit equal to 12 months of the current base salary, which represents $600,000 for Mr. Brown, $365,000 for Mr. Weller and $275,000 for Mr. Piper. In addition, the provisions of our equity award agreements generally provide that all equity awards outstanding shall vest immediately. As of December 31, 2010, the value of unvested equity awards outstanding that would vest in the event of disability was $5,680,344 for Mr. Brown, $2,112,310 for Mr. Weller and $341,660 for Mr. Piper. The employment agreements with Messrs. Brown, Weller and Piper also provide that the executives’ right to exercise any such awards will continue for a period of 12 months after termination due to disability.

In the event of death or disability of Mr. Caponecchi, his employment agreement provides for a payment of a lump sum benefit equal to 24 months of the current base salary, which represents $365,000. Mr. Caponecchi’s employment agreement also stipulates that all unvested equity incentive awards shall vest immediately, which represents $2,032,329 as of December 31, 2010. The stock options will remain exercisable pursuant to their terms after the death or disability of Mr. Caponecchi.

Messrs. Brown, Caponecchi, Weller and Piper must not disclose confidential information during the term of the employment agreements and following termination. Each of the agreements includes a restriction on the ability of the executive to compete with Euronet or solicit our employees during the severance period following termination. Any severance payments are conditioned on the executive officer complying with these restrictions.

Mr. Fountas

Mr. Fountas’ employment agreement was entered into in October 2005 and was amended in February 2011 in connection with his promotion to Managing Director of Europe EFT division. His employment agreement is generally governed by Greek law. Accordingly, the Company would make no payment upon his voluntary termination, termination absent cause, death or disability. Rather, Mr. Fountas is covered by Greek health and social security benefits. In the event Mr. Fountas resigns for good reason or is terminated without cause within one year of a “change in control,” all equity incentive awards outstanding held by him will become vested on the date of such termination, which were valued at $684,135 as of December 31, 2010. Mr. Fountas must not disclose confidential information during the term of his employment agreement and following termination. His agreement includes a restriction on his ability to compete with Euronet during the severance period following termination.

DIRECTOR COMPENSATION

Non-management Directors are compensated through a combination of cash and equity, which we believe best aligns the interests of Board members with Stockholders. Stock awards granted to the Directors as compensation vest immediately on the grant date.

We believe that the compensation paid to non-management Directors in 2010 was appropriate and was properly weighted between cash and equity.

The Board regularly reviews the Directors’ Company stock ownership levels. As of August 2010, six of the seven Directors’ stock holdings’ values equaled or exceeded six times their respective Director cash compensation; the seventh Director’s stock holdings value was 5.9 times his Director cash compensation. These stock ownership levels are significant. Accordingly, the Board has not adopted stock ownership guidelines for Directors. Additionally, the Board has not adopted a policy with respect to hedging the economic risks of stock ownership.

Paul Althasen, who is an executive vice-president, also receives compensation as a Director of Euronet, but only through equity awards.

During 2010, in addition to reimbursement of out-of-pocket expenses, each non-management Director and Paul Althasen (who is a management Director) was compensated as summarized in the table below:

Director Compensation for 2010

	Fees Earned	Stock
	or Paid	Awards
Name	in Cash	(2)(3)	Total

M. Jeannine Strandjord	$81,750 (1)	$67,500	$149,250
Thomas A. McDonnell	67,500	67,500	135,000
Andrew B. Schmitt	67,500	67,500	135,000
Dr. Andrzej Olechowski	67,500	67,500	135,000
Eriberto R. Scocimara	67,500	67,500	135,000
Paul S. Althasen	—	67,500	67,500

(1)	As a result of the additional duties and responsibilities involved in being the Chairman of the Audit Committee, Ms. Strandjord receives an additional 10% of cash compensation on an annual basis. Ms. Strandjord also receives an additional $10,000 in cash compensation annually for her role as Lead Independent Director beginning in the second quarter of 2010.

(2)	The stock awards granted to Directors as compensation vest immediately on the grant date. For 2010, the value per share at the grant date was $14.16 per share, for a total grant date fair value of $67,500 for each non-management Director and Mr. Althasen (who is a management Director). The aggregate grant date fair value is computed in accordance with FASB Accounting Standards Codification Topic 718.

(3)	As of December 31, 2010, each non-management Director and Mr. Althasen held the following stock options:

Number of
Exercisable
Name	Options

M. Jeannine Strandjord	40,000
Thomas A. McDonnell	40,000
Andrew B. Schmitt	20,000
Dr. Andrzej Olechowski	20,000
Eriberto R. Scocimara	—
Paul S. Althasen	—

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” presented above with management, and, based on that review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Thomas A. McDonnell, Chair
Eriberto R. Scocimara
M. Jeannine Strandjord
Andrew B. Schmitt
Dr. Andrzej Olechowski

The Compensation Committee report and the “Compensation Discussion and Analysis” is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the persons who served on the Company’s Compensation Committee during the last completed fiscal year (Thomas A. McDonnell, M. Jeannine Strandjord, Andrzej Olechowski, Andrew B. Schmitt and Eriberto R. Scocimara) (i) was formerly an officer of the Company; (ii) during the last fiscal year, was an officer or employee of the Company; or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K.

None of the Company’s executive officers, during the last completed fiscal year, served as a (i) member of the compensation committee (or equivalent) of another entity, one of whose executive officers served on the Company’s Compensation Committee; (ii) director of another entity, one of whose executive officers served on the Company’s Compensation Committee; or (iii) member of the compensation committee (or equivalent) of another entity, one of whose executive officers served as the Company’s Director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

In January 2008, we entered into a Non Exclusive Aircraft Lease Agreement with Birardi Investments, LLC (“Birardi”), a company that is jointly owned by our CEO and Chairman of the Board of Directors, Mr. Brown, and our former COO and former Director, Dan Henry. The Lease Agreement provided that Birardi would make a Sabreliner aircraft available to Euronet for transportation of executives for up to 100 hours per year (later increased to 110 hours per year), in consideration of payment of a fee of $4,500 per hour, less certain direct expenses incurred by Birardi, including pilot compensation and fuel charges. There are no minimum usage requirements. The Audit Committee of the Board examined the arrangements provided under the Lease Agreement in comparison to aircraft leasing arrangements available in the market and determined that the terms of the agreement were fair to Euronet. The total amount paid to Birardi under the Lease Agreement during the year 2010 was $151,534.

There were no other material related party transactions during 2010. On February 26, 2008, the Audit Committee of the Board of Directors approved an amendment to our Code of Conduct to provide that no related party transaction that would require disclosure under the U.S. securities laws may be consummated or continued unless the transaction is approved or ratified by the Audit Committee. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Lease Agreement with Birardi, which had been approved before its entry into effect by the Compensation Committee, was ratified by the Audit Committee in accordance with this new policy.

All of our Directors, with the exception of Messrs. Brown and Althasen, are independent under the listing standards of The Nasdaq Stock Market LLC.

AUDIT MATTERS

Report of the Audit Committee

The Audit Committee reviewed and discussed Euronet’s audited consolidated financial statements for fiscal year 2010 with management. The Audit Committee has also discussed with the independent accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent accounting firm it’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that Euronet’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Audit Committee

M. Jeannine Strandjord, Chair
Thomas A. McDonnell
Andrew B. Schmitt
Eriberto R. Scocimara

The Audit Committee Report is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

Fees of the Company’s Independent Auditors

KPMG LLP served as Euronet’s independent registered public accounting firm as of and for the year ended December 31, 2010. As such, KPMG LLP performed professional services in connection with the audit of the consolidated financial statements of Euronet and the review of reports filed with the SEC, and performed an audit of the effectiveness of our internal control over financial reporting as of December 31, 2010.

Audit Fees

Audit fees for financial statement audits were $1,512,707 during 2010 and $1,881,529 during 2009. Audit fees include fees for services performed to comply with the standards of the Public Company Accounting Oversight Board (United States) and Generally Accepted Auditing Standards, including the recurring audit of Euronet’s consolidated financial statements and fees related to the audit of the effectiveness of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002. This category also includes fees for audits provided in connection with statutory filings or procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Audit-related fees were $3,300 during 2010 and $139,512 during 2009. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of new SEC guidance, audit services not required by statute or regulation, audits of pension and other employee benefit plans and the review of information systems and general internal controls unrelated to the audit of the financial statements or the audit of the effectiveness of internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.

Tax Fees

Tax fees were $70,244 during 2010 and $52,396 during 2009. This category includes fees associated with tax audits, tax compliance, tax consulting, domestic and international tax planning, tax planning on mergers and acquisitions, restructurings, as well as other services related to tax disclosure and filing requirements.

All Other Fees

During each of 2010 and 2009, there were no fees paid to KPMG LLP other than those described above.

The Audit Committee has concluded that the provision by KPMG LLP of the services described under the captions “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above is compatible with maintaining the independence of KPMG.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies that prohibit us from engaging our independent registered public accounting firm to perform any service that the independent registered public accounting firm is prohibited by the securities laws from providing. Such procedures require the Audit Committee to pre-approve or reject any audit or non-audit services. The Chairperson, with the assistance of Euronet’s Chief Financial Officer, presents and describes at regularly scheduled Audit Committee meetings all services that are subject to pre-approval. The Audit Committee regularly examines whether the fees for auditor services exceed estimates.

The Audit Committee pre-approved all services that KPMG LLP rendered to Euronet for 2010.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and Directors and any person or entity who owns more than ten percent of a registered class of our Common Stock or other equity securities to file with the SEC certain reports of ownership and changes in ownership of our securities. We prepare Section 16(a) forms on behalf of our executive officers and Directors based on the information provided by them. Based solely on a review of copies of reports available to us and representations made to us that no other reports were required, our Directors, executive officers and beneficial owners of greater than 10% of our Common Stock complied with all applicable Section 16(a) filing requirements during the year 2010, except that a form 4 reporting the settlement of shares withheld for taxes in connection with the vesting of restricted stock on (a) May 17, was filed on May 21, 2010 by Ms. Strandjord, (b) May 17 and 18, 2010, was filed on May 21, 2010 by Mr. Schmitt, (c) June 11, 2010, was filed on June 16, 2010 by Juan Bianchi, and (d) February 23, 2010 and August 16, 2010, were each filed on February 24, 2011 (form 4/A for the February 23 transaction), by Mr. Brown. Additionally, a form 3 reporting the initial grant of restricted stock units and stock options, that occurred on May 19, 2010, was filed on June 29, 2010 by Charles T. Piper.

OTHER MATTERS

Other Business

The Board knows of no other business which may come before the Annual Meeting. If, however, any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Householding

If you and other residents at your mailing address own shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker, bank or nominee. This practice is called “householding.” If you did not respond that you did not want to participate in householding, you are deemed to have consented to that process. If these procedures apply to you, your broker, bank or other nominee will have sent one copy of our annual report to Stockholders, annual report on Form 10-K and proxy statement to your address. You may revoke your consent to householding at any time by contacting your broker, bank or other nominee. If you did not receive an individual copy of our annual report to Stockholders, annual report on Form 10-K, and/or proxy statement, we will send copies to you if you contact us by writing to the Secretary of Euronet, 3500 College Boulevard, Leawood, Kansas 66211 or by calling (913) 327-4200. If you and other residents at your address have been receiving multiple copies of our annual report to Stockholders, annual report on Form 10-K and proxy statement and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

Proposals for Inclusion in Euronet’s Proxy Statement

You may submit proposals for consideration at future Stockholder meetings. For a Stockholder proposal to be considered for inclusion in Euronet’s proxy statement for the annual Stockholder meeting next year, the Secretary must receive the written proposal at our principal executive offices no later than December 15, 2011. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of Stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Secretary
Euronet Worldwide, Inc.
3500 College Blvd.
Leawood, Kansas 66211

If Euronet intends to exclude such a Stockholder proposal from its proxy statement, it must file its reasons with the SEC no later than 80 calendar days before the filing date of its definitive proxy statement and simultaneously provide the Stockholder with a copy of Euronet’s submission.

Proposals Not Intended for Inclusion in Euronet’s Proxy Statement

For a Stockholder proposal that is not intended to be included in Euronet’s proxy statement for the annual meeting next year under Rule 14a-8, the Stockholder must provide the information required by our Bylaws and give timely notice to the Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Secretary:

•	not earlier than the close of business on January 19, 2012; and

•	not later than the close of business on February 18, 2012.

If the date of the Stockholder meeting is moved more than 30 days before or 60 days after the anniversary of Euronet’s Annual Meeting for 2011, then notice of a Stockholder proposal that is not intended to be included in Euronet’s proxy statement under Rule 14a-8 must be received not earlier than the close of business 120 days prior to the meeting and not later than the close of business 90 days prior to the meeting, or if later, the tenth day following the day on which the notice of the annual meeting was first publicly disclosed.

Recommendations or Nominations of Individuals to Serve as Directors

You may propose Director candidates for consideration by the Board’s Nominating & Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Secretary at the address of our principal executive offices set forth above.

You may send a proposed Director’s candidate’s name and information to the Board at anytime. Generally, such proposed candidates are considered at the Board meeting prior to the next annual meeting subject to the advance notice provisions in our Bylaws.

Deadline to Propose or Nominate Individuals to Serve as Directors

Our Bylaws permit Stockholders to nominate Directors for election at an annual Stockholder meeting. To nominate a Director, the Stockholder must deliver the information required by our Bylaws.

To nominate an individual for election at the 2012 annual Stockholder meeting, the Stockholder must give timely notice to the Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Secretary between the close of business on January 19, 2012 and the close of business on February 18, 2012, unless the date of the Stockholder meeting is moved more than 30 days before or 60 days after the anniversary of our Annual Meeting for 2011, then the nomination must be must be received not earlier than the close of business 120 days prior to the meeting and not later than the close of business 90 days prior to the meeting or, if later, the tenth day following the day on which the 2012 annual meeting was first publicly disclosed.

Availability of Euronet’s Bylaws

You may contact the Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making Stockholder proposals and nominating director candidates. A copy of our Bylaws is filed as Exhibit 3.2 to our Current Report on Form 8-K filed on December 22, 2008.

By Order of the Board,

Jeffrey B. Newman
Executive Vice President,
General Counsel and Secretary

April 12, 2011

Appendix 1
EURONET WORLDWIDE, INC.
EMPLOYEE STOCK PURCHASE PLAN
ARTICLE I
INTRODUCTION
            1.01  Purpose. The Euronet Worldwide, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of Euronet Worldwide Inc. (the “Company”) and its Eligible Subsidiary Companies (as defined below) will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company.
            1.02  Rules of Interpretation. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
ARTICLE II
DEFINITIONS
            2.01  “Board” shall mean the Board of Directors of the Company.
            2.02  “Compensation” shall mean the gross cash compensation (including, wage, salary and overtime earnings) paid by the Company or any Eligible Subsidiary Company to a participant in accordance with the terms of employment, but excluding all bonus payments, expense allowances and compensation paid in a form other than cash.
            2.03  “Committee” shall mean the individuals described in Article XI.
            2.04  “Eligible Subsidiary Company” shall mean each Subsidiary Company the employees of which are entitled to participate in the Plan, as listed or referred to on Schedule 2.04 hereto, subject to the discretion of the Board or the Plan Representative at any time and from time to time to approve changes the designations within Schedule 2.04 from among a group consisting of Subsidiary Companies.
            2.05  “Employee” shall mean any person employed by the Company or any Eligible Subsidiary Company, including any full-time, part-time or temporary employee.
            2.06  “Fair Market Value” shall mean as of any date, the value of Common Stock of the Company determined as follows:

(a)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(b)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(c)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.
            2.07  “Plan Representative” shall mean any person designated from time to time by the Committee to receive certain notices and take certain other administrative actions relating to participation in the Plan.
            2.08  “Subsidiary Company” shall mean any present or future corporation which is or becomes a “Subsidiary Company” of the Company as that term is defined in Section 424 of the Code.
ARTICLE III
ELIGIBILITY AND PARTICIPATION
            3.01  Initial Eligibility. Each Employee who shall have completed three consecutive months of employment with the Company or any corporation or entity acquired by the Company or any Eligible Subsidiary Company and shall be employed by the Company or any Eligible Subsidiary Company on the date his or her participation in the Plan is to become effective shall be eligible to participate in Offerings (as defined below) under the Plan which commence after such three-month period has concluded. Persons who are not Employees shall not be eligible to participate in the Plan.
            3.02  Restrictions on Participation. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option to purchase shares of Common Stock under the Plan:
(a)	if, immediately after the grant, such Employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

(b)	which permits such Employee’s rights to purchase stock under all employee stock purchase plans (as that term is defined in Section 423(b) of the Code) of the Company to accrue at a rate which exceeds $25,000 of fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
            3.03  Commencement of Participation. An eligible Employee may become a participant by completing an enrollment form provided by the Company and filing the completed form with the Plan Representative on or before the filing date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the next following Offering (as such terms are defined below), unless a later time for submission of the form is set by the Committee for all eligible Employees with respect to a given Offering Period. Payroll deductions for a participant shall commence on the next following Offering Commencement Date after the Employee’s authorization for payroll deductions becomes effective and shall continue until termination of the Plan or the participant’s earlier termination of participation in the Plan. Each participant in the Plan shall be deemed to continue participation until termination of the Plan or such participant’s earlier termination of participation in the Plan pursuant to Article VIII below.
ARTICLE IV
STOCK SUBJECT TO THE PLAN AND OFFERINGS
            4.01  Stock Subject to the Plan. Subject to the provisions of Section 12.04 of the Plan, the Board shall reserve for issuance under the Plan an aggregate of one million (1,000,000) shares of the Company’s common stock (the “Common Stock”), which shares shall be authorized but unissued shares of Common Stock. If, on a given Offering Termination Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform manner as shall be practicable and as it shall determine to be equitable. The Board may from time to time reserve additional shares of authorized and unissued Common Stock for issuance pursuant to the Plan; provided, however, that at no time shall the number of shares of Common Stock reserved be greater than permitted by applicable law.
            4.02  Offerings. The Plan shall be implemented by a series of Offerings of the Company’s Common Stock (the “Offerings”) of three (3) months duration, with new Offerings commencing on or about January 1, April 1, July 1 and October 1 of each year (or at such other dates as the Committee shall determine); provided that the first Offering will be for the period commencing February 1, 2003 and ending March 31, 2003. The first day of each Offering shall be deemed the “Offering Commencement Date” and the last day the “Offering Termination Date” for such Offering. The Committee shall have the power to change the duration and/or the frequency of future Offerings without stockholder approval if such change is announced at least five (5) days prior to the beginning of the first Offering to be affected and the duration of such Offering does not exceed twenty-seven (27) months. Each Offering shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted options to purchase shares of Common Stock under the Plan shall have the same rights and privileges. The Plan shall continue until terminated in accordance with Section 12.05.
ARTICLE V
PAYROLL DEDUCTIONS AND SUBSCRIPTIONS
            5.01  Amount of Deduction. The form described in Section 3.03 will permit a participant to elect during each Offering (except Offerings as to which the participant is suspended from participating in accordance with Section 8.02) payroll deductions to occur in an amount determined by the participant. In addition, for each Eligible Subsidiary Company that establishes a sub-plan pursuant to Section 11.04(b), the Plan Representative may in its discretion permit employees of the Eligible Subsidiary Company to subscribe to pay the Company a fixed dollar amount in one payments completed on or before the Offering Termination Date. In all cases, the amount of each participant’s payroll deductions or subscriptions may be limited in order to comply with the requirements of Section 3.02(b).
            5.02  Participant’s Account. All payroll deductions and payments made for or by a participant pursuant to Section 5.01 shall be credited to an account established for such participant under the Plan.
            5.03  Changes in Payroll Deductions and Payments. A participant may reduce or increase future payroll deductions or payments made pursuant to Section 5.01 by filing with the Plan Representative a form provided by the Company for such purpose. The effective date of any increase or reduction in future payroll deductions or payments pursuant to Section 5.01 will be the next Offering Commencement Date that both succeeds processing of the change form and involves an Offering in which the participant is eligible to participate, taking into account any suspension of participation that Section 8.02 requires. A participant’s changed enrollment election pursuant to Section 5.01 shall remain in effect for successive Offerings unless terminated as provided in Section 8.01.

ARTICLE VI
GRANTING OF OPTION
            6.01  Number of Option Shares. On or prior to the Offering Commencement Date, the Committee shall specify a maximum number of shares of Common Stock that may be purchased by each participant during the Offering subject to any adjustment pursuant to Section 12.04, the limitations of Section 3.02(b) and 4.01, and any suspensions of participation pursuant to Section 8.02. For each Offering commencing on or after February 1, 2003, the maximum number of shares which may be purchased by each participant during the Offering shall not exceed 3,000 shares (subject to the discretion of the Plan Representative to increase or decrease this limit on a prospective basis, through advance written notice to Plan participants).
            6.02  Offering Price. The option price of Common Stock purchased with payroll deductions made during any Offering (the “Offering Price”) for a participant therein shall be the lesser of:
(a)	85% of the Fair Market Value of the shares of Common Stock on the Offering Commencement Date, or

(b)	85% of the Fair Market Value of the shares of Common Stock on the Offering Termination Date.
ARTICLE VII
EXERCISE OF OPTION
            7.01  Automatic Exercise. Each Plan participant’s option for the purchase of stock with payroll deductions (or payments pursuant to Section 5.01) made during any Offering will be deemed to have been exercised automatically on the applicable Offering Termination Date for the purchase of the number of shares of Common Stock which the accumulated payroll deductions and payments pursuant to Section 5.01 in the participant’s account at the time will purchase at the applicable Offering Price (but not in excess of the number of shares for which outstanding options have been granted to the participant pursuant to Section 6.01).
            7.02  Withdrawal of Account. No participant in the Plan shall be entitled to withdraw any amount from the accumulated payroll deductions (and contributions pursuant to Section 5.01) in his or her account; provided, however, that a participant’s accumulated payroll deductions (and contributions pursuant to Section 5.01) shall be refunded to the participant as and to the extent specified in Section 8.01 below upon termination of such participant’s participation in the Plan.

            7.03  Fractional Shares. Fractional shares of Common Stock may be issued under the Plan.
            7.04  Exercise of Options. During a participant’s lifetime, options held by such participant shall be exercisable only by such participant.
            7.05  Delivery of Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant in such Offering, as appropriate, the shares of Common Stock purchased therein upon exercise of such participant’s option. The Company may deliver such shares in certificated or book entry form, at the Company’s sole election.
            7.06  Stock Transfer Restrictions. The Plan is intended to satisfy the requirements of Section 423 of the Code. A participant will not obtain the benefits of this provision if such participant disposes of shares of Common Stock acquired pursuant to the Plan within two (2) years from the Offering Commencement Date or within one (1) year from the date such Common Stock is purchased by the participant, whichever is later.
ARTICLE VIII
WITHDRAWAL
            8.01  In General. A participant may stop participating in the Plan at any time by giving written notice to the Plan Representative. Upon processing of any such written notice, no further payroll deductions will be made from the participant’s Compensation during such Offering or thereafter, unless and until such participant elects to resume participation in the Plan, in accordance with Section 8.02 hereof, by providing written notice to the Plan Representative pursuant to Section 3.03 above. Such participant’s payroll deductions and payments accumulated pursuant to Section 5.01 prior to processing of such notice shall be applied toward purchasing shares of Common Stock in the then-current Offering as provided in Section 7.01 above. Any cash balance remaining after the purchase of shares in such Offering shall be refunded promptly to such participant.
            8.02  Effect on Subsequent Participation. A participant’s withdrawal from an Offering pursuant to Section 8.01 (including as a deemed withdrawal a participant’s failure to make all subscription payments required pursuant to Section 5.01 on or before an Offering Termination Date) will result in the participant’s suspension from Plan participation for the remaining of the Offering and for the subsequent three Offerings. The participant’s suspension will not thereafter have any effect upon such participant’s eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company and for which such participant is otherwise eligible.

            8.03  Termination of Employment. Upon termination of a participant’s employment with the Company or any Eligible Subsidiary Company (as the case may be) for any reason, including retirement or death, then –
            (i) any shares that the Company or the Plan holds for the participant pursuant to the Plan will be issued and delivered to the participant (or the participant’s estate in the event the particiant is deceased) unless the Plan Representative determines in its discretion that the participant has before such employment termination date provided directions (in a form and manner acceptable to the Plan Representative) that are sufficient and timely to permit a transfer of such shares within the thirty-day period following the participant’s termination of employment; and
            (ii) the participant’s payroll deductions and contributions accumulated pursuant to Section 5.01 prior to such termination, if any, shall be refunded to him or her, or, in the case of his or her death, to the person or persons entitled thereto under Section 12.01, and his or her participation in the Plan shall be deemed to be terminated.
            8.04  Hardship Withdrawal. Hardship distributions may be made without suspension of a participant’s right to re-enroll in a future Offering (as otherwise required under Section 8.02). A participant will be considered to have a hardship if a distribution is necessary to pay --
•	any of the following expenses with respect to the participant, the participant’s spouse or significant other, or a member of the participant’s immediate family: uninsured medical expenses, or tuition or related expenses for the next 12 months of post-secondary education,

•	expenses associated with the purchase of the participant’s principal residence,

•	the costs necessary to avoid foreclosure or eviction from the participant’s principal residence,

•	any amount the participant requests within 90 days following the death of the participant’s spouse or significant other, or

•	any amount the participant’s designated beneficiary requests within 90 days following the death of the participant.
ARTICLE IX
INTEREST
            9.01  Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of or distributed to any participant Employee.

ARTICLE X
STOCK
            10.01  Participant’s Interest in Option Stock. No participant will have any interest in shares of Common Stock covered by any option held by such participant until such option has been exercised as provided in Section 7.01 above.
            10.02  Registration of Stock. Shares of Common Stock purchased by a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Plan Representative prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.
            10.03  Restrictions on Exercise. The Committee may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of such option shall have been duly listed, upon official notice of issuance, upon a stock exchange or market, and that either:
(a)	a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

(b)	the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.
ARTICLE XI
ADMINISTRATION
            11.01  Appointment of Committee. The Board shall appoint a committee (the “Committee”) to administer the Plan, which shall consist solely of no fewer than three “non-employee directors” (as defined in Rule 16b-3(a)(3) promulgated under the Securities Act of 1933, as amended).
            11.02  Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provision of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination of the foregoing matters shall be conclusive. Without regard to whether any participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to limit the frequency and/or number of changes in the amount withheld during an Offering, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan.
            11.03  Rules Governing the Administration of the Committee. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its chairman, shall hold its meetings at such times and places as it shall deem advisable, and may hold telephonic meetings. All determinations of the Committee shall be made by a majority of its members. A decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.
            11.04  Rules For Foreign Jurisdictions And Non-423 Plan.
                        (a)  Local Rules and Procedures. The Company may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Company is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.
                        (b)  Sub-Plans. The Company may also adopt sub-plans applicable to particular Subsidiary Companies or locations, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, but unless otherwise superseded by the specific terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. Schedule 11.04(b) hereto designates all Subsidiary Companies that are establishing sub-plans as of the Effective Date. These Subsidiary Companies are becoming Eligible Subsidiary Companies as of the Effective Date for all purposes of the Plan except they are not adopting the Plan pursuant to Code section 423 and are therefore outside its scope.
ARTICLE XII
MISCELLANEOUS

            12.01  Designation of Beneficiary. A participant may file with the Plan Representative a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash under the Plan upon the participant’s death. Such designation of beneficiary may be changed by the participant at any time by written notice to the Plan Representative. Upon the death of a participant and receipt by the Company of proof of identity and existence at the participant’s death of a beneficiary validly designated by the participant under the Plan, and subject to Article VIII above concerning withdrawal from the Plan, the Company shall deliver such shares of Common Stock and/or cash to such beneficiary. In the event of the death of a participant lacking a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents of the participant, in each case without any further liability of the Company whatsoever under or relating to the Plan. No beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the shares of Common Stock and/or cash credited to the participant under the Plan.
            12.02  Transferability. Neither payroll deductions or payments credited to any participant’s account pursuant to Section 5.01 nor any option or rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may, in its discretion, treat such act as an election to withdraw from participation in the Plan in accordance with Section 8.01.
            12.03  Use of Funds. All payroll deductions and payments received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such payroll deductions.
            12.04  Adjustment Upon Changes in Capitalization.
(a)	If, while any options are outstanding under the Plan, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through any reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and in the Offering Price or Prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No such adjustments shall be made for or in respect of stock dividends. For purposes of this paragraph, any distribution of shares of Common Stock to shareholders in an amount aggregating 20% or more of the outstanding shares of Common Stock shall be deemed a stock split, and any distribution of shares aggregating less than 20% of the outstanding shares of Common Stock shall be deemed a stock dividend.

(b)	Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or capital stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date, upon the exercise of such option, for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which each such holder of any such option might hereafter be entitled to receive.
            12.05  Amendment and Termination.
(a)	The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 12.04, no such termination can affect options previously granted, provided that an Offering may be terminated by the Board on any Offering Termination Date if the Board determinates that the termination of the Offering or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 12.04 and this Section 12.05, no amendment may make any change in any option theretofore granted that adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b)	In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)	altering the Offering Price for any Offering, including an Offering underway at the time of the change in the Offering;

(ii)	shortening any Offering so that Offering ends on a new Offering Termination Date, including an Offering underway at the time of the Board action; and

(iii)	allocating shares.
Such modifications or amendments shall not require stockholder approval or the consent of any participants.
12.06 Effective Date. The Plan shall become effective as of February 1, 2003, regardless of whether or not the Plan receives approval by the holders of a majority of the shares of Common Stock present and represented at any special or annual meeting of the shareholders of the Company duly held within 12 months after adoption of the Plan (because such approval is being sought solely in order for the Plan to meet the requirements of Section 423 of the Code).
            12.07  No Employment Rights. The Plan does not, directly or indirectly, create in any person any right with respect to continuation of employment by the Company or any Subsidiary Company, and it shall not be deemed to interfere in any way with the Company’s or any Subsidiary Company’s right to terminate, or otherwise modify, any employee’s employment at any time.
            12.08  Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.
            12.09  Governing Law. The law of the State of Delaware will govern all matters relating to this Plan except to the extent superseded by the federal laws of the United States.

Schedule 2.04 to
Euronet Worldwide Inc. Employee Stock Purchase Plan
Eligible Subsidiary Companies
1.	Euronet USA Inc.

2.	PaySpot, Inc.

3.	Euronet Worldwide, Inc.

4.	Continental Exchange Solutions, Inc.

5.	RIA Telecommunications of New York, Inc.

6.	RIA Envia, Inc.

7.	Telecomnet, Inc.

8.	Continental Payment Solutions, Inc.
Schedule 11.04(b) to
Euronet Worldwide Inc. Employee Stock Purchase Plan
Eligible Subsidiary Companies
Adopting Sub-Plans:
1.	RIA Telecommunications of Canada Inc.

2.	RIA de la Hispaniola, C.porA

3.	Envia Telecomunicaciones, S.A.

4.	Euronet Adminisztracios Szolgaltato Kft.

5.	Euronet Banktechnikai Szolgaltato Kft

6.	Bankomat 24 / Euronet Sp. z.o.o.

7.	Omega Logic Ltd.

8.	transact Elektronische Zahlungssysteme GmbH

9.	EFT-Usluge d.o.o.

10.	Euronet Services GmbH

11.	Euronet Services, Spol. s.r.o.

12.	Euronet Services S.R.L.

13.	EFT Services Holding B.V.

14.	epay Ltd.

15.	Electronic Transactions Network Ltd.

16.	Gescoro Inc.

17.	e-pay (M) Sdn Bhd

18.	PT G4S Euronet Nusantara

19.	epay Australia Pty. Ltd.

20.	EFT Usluge d.o.o.

21.	Brodos Romania S.R.L.

22.	RIA Financial Services Ltd.

23.	Europlanet d.o.o. Beograd

24.	Euronet Services India Pvt. Ltd.

25.	ATX Software Limited

26.	RIA Envia Financial Services GmbH

27.	epay New Zealand Ltd.

28.	Euronet Services Slovakia, spol. s r. o

29.	e-pay Holdings Ltd.

30.	e-pay Australia Holdings Pty. Ltd.

31.	Delta Euronet GmbH

32.	RIA Italia S.R.L.

33.	Euronet Business Holdings S.L.

34.	Euronet Movilcarga S.L.

35.	Euronet Telerecarga S.L.

36.	Euronet Services LLC

37.	RIA Financial Services AG

38.	Euronet Bulgaria EOOD

39.	RIA Financial Services Australia Pty. Ltd.

40.	Euronet Asia Holdings Limited

41.	EWI Foreign Holdings Limited

42.	Euronet China Co., Ltd.

43.	Euronet Card Services S.A.

44.	Euronet Middle East W.L.L.

45.	Euronet Essentis Ltd.

46.	“Euronet Ukraine” Limited Liability Company

47.	Euronet Pay & Transaction Services S.R.L.

48.	RIA France SAS

49.	RIA Spain Holdings S.L.

50.	Euronet Elektronik İşlem Hizmetleri Limited Şirketi

51.	RIA Financial Services New Zealand Ltd.

52.	RIA Envia Financial Services Belgium

53.	RIA de Centroamérica, S.A. de C.V.

54.	Euronet Prepaid Hellas Ltd.

55.	RIA Financial Services Puerto Rico, Inc.

56.	e-pay S.R.L.

57.	ATX Middle East FZC

58.	Cashlink Bangladesh Ltd.

59.	Euronet Payment & Card Services Ltd.

60.	Euronet Payment Services Ltd.

61.	epay France SAS

62.	XBA Szolgaltato Kft.

63.	RIA Money Transfer Services Pvt. Ltd.

64.	Euronet Middle East, Africa & Pakistan LLC

65.	RIA Netherlands Holding B.V.

66.	Euronet Pakistan Holdings Inc.

67.	Telecom Net S.A. Logistica Digital

68.	RIA Financial Services Sweden AB

69.	RIA Financial Services Ireland Ltd.

Appendix 2
EURONET WORLDWIDE, INC.
EXECUTIVE ANNUAL INCENTIVE PLAN
1.	OBJECTIVE
            The Euronet Worldwide, Inc. Executive Annual Incentive Plan (the “Incentive Plan”) is designed to reward value creation by providing competitive incentives for the achievement of annual financial performance goals. By providing market-competitive target awards, the Plan supports the attraction and retention of senior executive talent critical to achieving the strategic business objectives of Euronet Worldwide, Inc (the “Corporation”). The Incentive Plan is also intended to secure the full deductibility of bonus compensation payable to the Corporation’s Chief Executive Officer and the three highest compensated executive officers other than the Corporations Chief Financial Officer (collectively the “Covered Employees”) whose compensation is required to be reported in the Corporation’s proxy statement and all compensation payable hereunder to such persons is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”).
2.	ELIGIBILITY AND PARTICIPATION
            Only those executive officers of the Corporation who are selected by the Compensation Committee (the “Committee”) of the Corporation’s Board of Directors (the “Board”) shall be eligible to participate in the Incentive Plan. Prior to or at the time performance objectives are established for an “Incentive Period”, as defined below, the Committee will designate in writing which executive officers and key employees among those who may be eligible to participate in the Incentive Plan shall in fact be participants for such Incentive Period.
3.	PLAN YEAR, INCENTIVE PERIODS AND INCENTIVE OBJECTIVES
            The fiscal year of the Incentive Plan (the “Plan Year”) shall be the fiscal year beginning on January 1 and ending on December 31. The performance period (the “Incentive Period”) with respect to which target awards and bonuses may be payable under the Incentive Plan shall generally be the Plan Year, provided that the Committee shall have the authority to designate different Incentive Periods under the Incentive Plan.
            Within the first ninety (90) days of each Incentive Period the Committee shall establish in writing, with respect to such Incentive Period, one or more performance goals, a specific target objective or objectives with respect to such performance goals and an objective formula or method for computing the amount of bonus compensation payable to each participant under the Incentive Plan if the performance goals are attained. Notwithstanding the foregoing sentence, for any Incentive Period, such goals, objectives and compensation formulae or methods must be (i) established within that number of days, beginning on the first day of such Incentive Period, which is no more than twenty-five percent (25%) of the total number of days in such Incentive Period and (ii) established such that the outcome of the goal or objective is substantially uncertain at the time the Committee actually establishes the goal or objective.
Incentive goals shall be based upon one or more of the following business criteria for the Corporation as a whole or any of its subsidiaries, operating divisions or other operating units:
(i)	Earnings (either in the aggregate or on a per-Share basis);

(ii)	Growth or rate of growth in earnings (either in the aggregate or on a per-Share basis);

(iii)	Net income or loss (either in the aggregate or on a per-Share basis);

(iv)	Cash flow provided by operations, either in the aggregate or on a per-Share basis;

(v)	Growth or rate of growth in cash flow (either in the aggregate or on a per-Share basis);

(vi)	Free cash flow (either in the aggregate on a per-Share basis);

(vii)	Reductions in expense levels, determined either on a Corporation-wide basis or in respect of any one or more business units;

(viii)	Operating and maintenance cost management and employee productivity;

(ix)	Stockholder returns (including return on assets, investments, equity, or gross sales);

(x)	Return measures (including return on assets, equity, or sales);

(xi)	Growth or rate of growth in return measures (including return on assets, equity, or sales);

(xii)	Share price (including attainment of a specified per-Share price during the Incentive Period; growth measures and total stockholder return or attainment by the Shares of a specified price for a specified period of time);

(xiii)	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; and/or

(xiv)	Achievement of business or operational goals such as market share and/or business development;
provided that applicable incentive goals may be applied on a pre- or post-tax basis; and provided further that the Committee may, when the applicable incentive goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.
Target award levels are approved by the Committee and may be a percentage of the executive’s base salary based on organizational responsibilities and market-compilation bonus levels based on industry data. In addition, to the extent consistent with the goal of providing for deductibility under Section 162(m) of the Code, performance goals may be based upon a participant’s attainment of personal objectives with respect to any of the foregoing performance goals: negotiating transactions and sales, business unit/department performance, profit margins, reduction of certain accounts receivable or achievement of subsidiary or departmental budgets or developing long-term business goals. Measurements of the Corporation’s or a participant’s performance against the performance goals established by the Committee shall be objectively determinable and, unless otherwise established by the Committee when the incentive goals are established, to the extent they are expressed in standard accounting terms, they shall be determined according to generally accepted accounting principles (“GAAP”) as in existence on the date on which the performance goals are established and without regard to any changes in such principles after such date. Individual incentive awards reflect a mix of the Corporation’s and business unit/department performance along with individual discretionary factors; the current actual mix for each executive will be determined based upon his/her role and contribution to the organization.

            Due to the possibility that the specific targets related to a specific performance goal or objective may be confidential commercial or business information, and the release of which to the public may have an adverse affect on the Corporation, such information has been intentionally omitted from the Plan as confidential information.
4.	DETERMINATION OF BONUS AWARDS
            As soon as practicable after the end of each Incentive Period, the Committee shall certify in writing to what extent the Corporation and the participants have achieved the performance goals or goals for such Incentive Period, including the specific target objective or objectives and the satisfaction of any other material terms of the bonus award and the Committee shall calculate the amount of each participant’s bonus for such Incentive Period based upon the performance goals, objectives and computation formulae or methods for such Incentive Period. The Committee shall have no discretion to increase the amount of any participant’s bonus as so determined, but may reduce the amount of or totally eliminate such bonus, if it determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate in order to reflect the participant’s performance or unanticipated factors.
            No participant’s bonus for any Plan Year shall exceed the lesser of 600% of the participant’s base annual salary as in effect as of the last day of such Plan Year or $6,000,000.
5.	PAYMENT OF AWARDS
            Approved bonus awards shall be payable by the Corporation to each participant, or to his estate in the event of his death, as soon as practicable after the end of each Incentive Period and after the Committee has certified in writing that the relevant performance goals were achieved. Bonus awards may be payable in cash or in an equivalent number of shares of the Corporation’s common stock issued pursuant to and under one or more of the Corporation’s stockholder-approved stock incentive plans.
            A bonus award that would otherwise be payable to a participant who is not employed by the Corporation or one of its subsidiaries on the last day of a Incentive Period shall be prorated, or not paid, in accordance with rules and regulations adopted by the Committee for the administration of the Incentive Plan.

6.	OTHER TERMS AND CONDITIONS
            Unless otherwise permitted under Section 162(m) of the Code, no bonus awards shall be paid under the Incentive Plan unless and until the material terms (within the meaning of Section 162(m)(4)(C) of the Code) of the Incentive Plan, including the business criteria described above in Section 3 of the Incentive Plan, are disclosed to the Corporation’s stockholders and are approved by the stockholders by a majority of votes cast in person or by proxy (including abstentions to the extent abstentions are counted as voting under applicable state law). The Incentive Plan will submitted to the stockholders for reapproval if the business criteria stated above in Section 3 are materially changed and, in any event, will be submitted to be reapproved by stockholders after five years since the last time stockholder approval was received.
            No person shall have any legal claim to be granted an award under the Incentive Plan and the Committee shall have no obligation to treat participants uniformly. Except as may be otherwise required by law, bonus awards under the Incentive Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Bonuses awarded under the Incentive Plan shall be payable from the general assets of the Corporation and no participant shall have any claim with respect to any specific assets of the Corporation.
            Neither the Incentive Plan nor any action taken under the Incentive Plan shall be construed as giving any employee the right to be retained in the employ of the Corporation or any subsidiary or to maintain any participant’s compensation at any level.
            The Corporation or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the executive of the Corporation or any of its subsidiaries.
7.	ADMINISTRATION
            All members of the Committee shall be persons who qualify as “outside directors” as defined under Section 162(m) of the Code. Until changed by the Board, the Committee of the Board shall constitute the Committee hereunder.
            The Committee shall have full power and authority to administer and interpret the provisions of the Incentive Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Incentive

Plan and for the conduct of its business as the Committee deems necessary or advisable.
            Except with respect to matters which under Section 162(m)(4)(C) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Corporation the authority to administer and interpret the procedural aspects of the Incentive Plan, subject to the Incentive Plan’s terms, including adopting and enforcing rules to decide procedural and administrative issues.
            The Committee may rely on opinions, reports or statements of officers or employees of the Corporation or any subsidiary thereof and of company counsel (inside or retained counsel), public accountants and other professional or expert persons.
            The Board reserves the right to amend or terminate the Incentive Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform the Incentive Plan to the requirements of Section 162(m) of the Code may be made by the Committee. No amendment may be made to the class of individuals who are eligible to participate in the Incentive Plan, the performance criteria specified in Section 3 or the maximum bonus payable to any participant without stockholder approval unless stockholder approval is not required in order for bonuses paid to Covered Employees to constitute qualified performance-based compensation under Section 162(m) of the Code.
            No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Incentive Plan, and the Corporation shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any fact or omission in connection with the administration or interpretation of the Incentive Plan, unless arising out of such person’s own fraud or bad faith.
            The place of administration of the Incentive Plan shall be in the State of Kansas and the validity, construction, interpretation, administration and effect of the Incentive Plan and the rules, regulations and rights relating to the Incentive Plan, shall be determined solely in accordance with the laws of the State of Delaware.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 p.m., Central Time, on May 17, 2011.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/EEFT • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, 5 and a 3 Yrs vote for Proposal 6.

1.	Election of the Company’s two nominees for Director, each to serve a three-year term expiring upon the 2014 Annual Meeting of Stockholders or until a successor is duly elected and qualified:						+
		For	Withhold		For	Withhold

	01 - Dr. Andrzej Olechowski	☐	☐	02 - Eriberto Scocimara	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	To approve an amendment to the Euronet Employee Stock Purchase Plan (“ESPP”).	☐	☐	☐	3.	To reapprove the Euronet Executive Annual Incentive Plan.	☐	☐	☐

4.	To ratify the appointment of KPMG LLP as Euronet’s independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐	5.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement.	☐	☐	☐

6.	To approve, on an advisory basis, holding a stockholder advisory vote on the compensation of the Company’s named executive officers every 1 year, 2 years or 3 years, as indicated.	1 Yr	2 Yrs	3 Yrs	Abstain	7.	CONSIDERATION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.
		☐	☐	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Euronet Worldwide, Inc.

FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EURONET WORLDWIDE, INC. The undersigned holder of shares of Common Stock of the Company hereby appoints Michael J. Brown, Chairman of the Board and Chief Executive Officer, or failing him, Jeffrey B. Newman, Executive Vice President and General Counsel, each with full power of substitution, as proxy for the undersigned to attend, vote, and act for and on behalf of the undersigned at the annual meeting of stockholders of the Company to be held on Wednesday, May 18, 2011 at 2:00 p.m. (Central time), at the Euronet Worldwide, Inc. corporate headquarters, 3500 College Boulevard, Leawood, KS 66211 USA, and at any postponements and adjournments thereof (the “Meeting”), and hereby revokes any proxy previously given by the undersigned. If the proxy is not dated, it shall be deemed to be dated on the date on which this proxy was mailed to the Company.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3, 4 AND 5 AND FOR 3 YEARS ON PROPOSAL 6.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2011
This proxy statement and our annual report to Stockholders for the year ended December 31, 2010 are available to you at www.edocumentview.com/EEFT
(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.)